                                                                     EXHIBIT 4.6

================================================================================


                               HOLLY CORPORATION

                          _________________________

                                 NOTE AGREEMENT
                          _________________________


                          DATED AS OF NOVEMBER 15,1995



         $39,000,000 7.62% SERIES C SENIOR NOTES DUE DECEMBER 15, 2005
            $21,000,000 SERIES D SENIOR NOTES DUE DECEMBER 15, 2005


================================================================================

                                         TABLE OF CONTENTS

                                                                                                                       PAGE
1        AUTHORIZATION OF ISSUE OF NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1A.       Authorization of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1B.       Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

2.       PURCHASE AND SALE OF NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         2A.       Purchase Price of Notes and Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         2B.       Other Purchasers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

3.       CLOSING CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         3A.       Opinion of Purchaser's Special Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         3B.       Opinion of Company's Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         3C.       Representations and Warranties; No Default . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         3D.       Sale of Notes to Other Purchasers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         3E.       Purchase Permitted by Applicable Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         3F.       Private Placement Number . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         3G.       Closing Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         3H.       Subsidiary Guaranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         3I.       Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         3J.       Revolving Credit Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         3K.       Letter of Consent, Waiver and Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

4.       PREPAYMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         4A.       Required Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         4B.       Optional Prepayment with Make-Whole Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         4C.       Notice of Optional Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         4D.       Partial Payments Pro Rata  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         4E.       Required Prepayments Upon Change in Control  . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         4F.       Repurchase of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         4G.       Limitations on Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

5.       AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         5A.       Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         5B.       Inspection of Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         5C.       Maintenance of Properties; Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         5D.       Corporate Existence, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         5E.       Payment of Taxes, Claims and Accounts Payable  . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         5F.       Compliance with Laws, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         5G.       Covenant to Secure Notes Equally . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         5H.       ERISA Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         5I.       Payment of Notes and Maintenance of Office . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5J.       Guaranties from Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

6.       NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         6A.       Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         6B.       Funded Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         6C.       Restricted Subsidiary Funded Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

         6D.       Dispositions of Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         6E.       Sale and Leaseback Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         6F.       Restricted Payments and Restricted Investments . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         6G.       Mergers and Consolidations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         6H.       Consolidated Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         61.       Consolidated Current Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         6J.       Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         6K.       Designation of Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         6L.       Private Offering . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         6M.       Margin Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

7.       EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         7A.       Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         7B.       Annulment of Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         7C.       Action Under Subsidiary Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

8.       REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         8A.       Organization and Qualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         8B.       Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         8C.       Actions Pending  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         8D.       Outstanding Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         8E.       Title to Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         8F.       Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         8G.       Conflicting Agreements and Other Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         8H.       Offering of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         8I.       Regulation G, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         8J.       ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         8K.       Environmental Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         8L.       Governmental Consent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         8M.       Possession of Franchises, Licenses, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         8N.       Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         8O.       Certain Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

9.       REPRESENTATIONS OF THE PURCHASER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         9A.       Purchase of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         9B.       ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

10.      DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

11.      MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         11A.      Note Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         11B.      Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         11C.      Consent to Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         11D.      Form, Registration, Transfer and Exchange of Notes; Lost Notes . . . . . . . . . . . . . . . . . .  47
         11E.      Persons Deemed Owners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         11F.      Survival of Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         11G.      Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         11H.      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

         11I.      Descriptive Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         11J.      Satisfaction Requirement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         11K.      Governing Law; Submission to Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         11L.      Limitation on Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         11M.      Disclosure to Other Persons  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         11N.      Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52



Annex 1            -          Information as to Purchasers
Annex 2            -          Payment Instructions
Annex 3            -          Information as to Company




Exhibit Al         -          Form of 7.62% Senior Note Due December 15, 2005
Exhibit A2         -          Form of Series D Senior Note Due December 15, 2005
Exhibit Bl         -          Form of Special Counsel's Closing Opinion
Exhibit B2         -          Form of Company Outside Counsel's Closing Opinion
Exhibit B3         -          Form of Company General Counsel's Closing Opinion
Exhibit C          -          Form of Officers' Certificate
Exhibit D1         -          Form of Company Secretary's Certificate
Exhibit D2         -          Form of Guarantor Secretary's Certificate
Exhibit E          -          Form of Subsidiary Guaranty

                               HOLLY CORPORATION


                          _________________________

                                 NOTE AGREEMENT
                          _________________________


         $39,000,000 7.62% SERIES C SENIOR NOTES DUE DECEMBER 15, 2005
            $21,000,000 SERIES D SENIOR NOTES DUE DECEMBER 15, 2005


                                                   Dated as of November 15, 1995


John Hancock Mutual Life Insurance Company
John Hancock Place
200 Clarendon Street
Boston, MA 02117

Ladies and Gentlemen:

            HOLLY CORPORATION (together with its successors and assigns, the "Company"), a Delaware corporation, hereby agrees with you as follows:

1.          AUTHORIZATION OF ISSUE OF NOTES.

            1A.        AUTHORIZATION OF NOTES. The Company will authorize the
issue of:

                       (i) Thirty-Nine Million Dollars ($39,000,000) in aggregate principal amount of its seven and sixty-two one-hundredths percent (7.62%) Series C Senior Notes due December 15, 2005 (the "Series C Notes"); and

                       (ii) Twenty-One Million Dollars ($21,000,000) in aggregate principal amount of its Series D Senior Notes due December 15, 2005 (the "Series D Notes") (the Series C Notes and the Series D Notes are referred to in this Agreement collectively as the "Notes").

            1B.        PROVISIONS.

                       (i)        Each Series C Note shall

                                  (a)      bear interest on the unpaid
                       principal balance thereof from the date of the Note at the rate of seven and sixty-two one-hundredths percent (7.62%) per annum, payable semi-annually on the 15th day of each June and December in each year commencing on the later of June 15, 1996 or the interest payment date next succeeding the date of such Series C Note, until the principal amount thereof shall be due and payable, and shall bear interest on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Make-

                       Whole Amount, and, to the extent permitted by applicable law, any overdue payment of interest, at a rate per annum from time to time equal to the greater of

                                  (I)      nine and sixty-two one hundredths
                             percent (9.62%) per annum, or

                                  (II)     the lesser of

                                           (A)     the maximum rate permitted by
                                   applicable law, or

                                           (B)     the sum of

                                                   (1)      two percent (2%)
                                        per annum plus

                                                   (2)      the rate of
                                        interest publicly announced by Morgan
                                        Guaranty Trust Company of New York
                                        from time to time in New York City as
                                        its Prime Rate;

                          (b)     mature on December 15, 2005; and

                          (c) be in the form of the Note set out in Exhibit A1 to this Agreement.

                 (ii)     Each Series D Note shall

                          (a) bear interest on the unpaid principal balance thereof from the date of the Note at the rate set forth in the table below during the periods set forth in the table below:

================================================================================
            Period                                       Interest Rate
--------------------------------------------------------------------------------
Closing Date through June 14, 1996                          10.160%
--------------------------------------------------------------------------------
June 15, 1996 through June 14, 1997                          9.770%
--------------------------------------------------------------------------------
June 15, 1997 through June 14, 1998                          9.380%
--------------------------------------------------------------------------------
June 15, 1998 through June 14, 1999                          8.990%
--------------------------------------------------------------------------------
June 15, 1999 through December 14, 1999                      8.600%
--------------------------------------------------------------------------------
December 15, 1999 through June 14, 2000                      8.730%
--------------------------------------------------------------------------------
June 15, 2000 through December 14, 2000                      8.275%
--------------------------------------------------------------------------------
December 15, 2000 through June 14, 2001                      8.366%
--------------------------------------------------------------------------------
June 15, 2001 through December 14, 2005                      7.820%
================================================================================

payable semi-annually on the 15th day of each June and December in each year commencing on the later of June 15, 1996 or the interest payment date next succeeding the date of such

Series D Note, until the principal amount thereof shall be due and payable, and shall bear interest on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Make-Whole Amount, and, to the extent permitted by applicable law, any overdue payment of interest, at a rate per annum from time to time equal to the greater of

                          (I)     the sum of

                                  (A)      two percent (2%) per annum plus

                                  (B)      the rate of interest applicable
                          thereto at the time such additional interest first became payable, or

                          (II)    the lesser of

                                  (A)      the maximum rate permitted by
                          applicable law, or

                                  (B)      the sum of

                                           (1)     two percent (2%) per annum
                                  plus

                                           (2)     the rate of interest publicly
                                  announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate;

                 (b)      mature on December 15, 2005; and

                 (c) be in the form of the Note set out in Exhibit A2 to this Agreement.

The term "Notes" as used in this Agreement shall include each Note delivered pursuant to any provision of this Agreement or the Other Note Agreements referred to in paragraph 2 of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision.


2.       PURCHASE AND SALE OF NOTES.

         2A.     PURCHASE PRICE OF NOTES AND CLOSING DATE. The Company hereby agrees to sell to you and, subject to the terms and conditions set forth in this Agreement, you agree to purchase from the Company the aggregate principal amount of Notes set forth opposite your name in the Purchaser Schedule attached to this Agreement as Annex 1, at one hundred percent (100%) of such aggregate principal amount. The Closing will be held at 10:00 a.m., at the offices of your special counsel, Hebb & Gitlin, a Professional Corporation, One State Street, Hartford, Connecticut 06103. At the Closing, the Company will deliver to you one or more Notes registered in your name, evidencing the aggregate principal amount of Notes to be purchased by you of the series and in the denomination or denominations specified with respect to you in Annex 1 to this Agreement, against (i) in the case of the Series C Notes, payment of the purchase price thereof by wire transfer of immediately available funds, as directed by the Company on Annex 2 to this Agreement, or (ii) in the case of the Series D Notes, delivery by you to the Company of the Company's 10.16% Series B Senior Notes due June 15, 2001 in an aggregate principal amount equal to the aggregate principal amount of the Series D Notes to be purchased by you on the Closing Date.

         2B.     OTHER PURCHASERS.  Concurrently with the execution and
delivery of this Agreement, the Company is entering into other Note Agreements (the "Other Note Agreements") identical with this Agreement (except as to the identity of the purchaser and the principal amount of Notes to be purchased) with the other purchasers (the "Other Purchasers") named in Annex 1 to this Agreement. The sale to you and the sales to the Other Purchasers are to be separate and several sales.

3.       CLOSING CONDITIONS.

         Your obligation to purchase and pay for the Notes to be purchased by you under this Agreement on the Closing Date is subject to the satisfaction, on or before the Closing Date, of the following conditions:

         3A.     OPINION OF PURCHASER'S SPECIAL COUNSEL.  You shall have
received from Hebb & Gitlin, a professional corporation, which is acting as special counsel for you in connection with this transaction, a favorable opinion satisfactory to you and substantially in the form of Exhibit B1 to this Agreement.

         3B.     OPINION OF COMPANY'S COUNSEL.  You shall have received from

                 (i) Baker & Botts, L.L.P., special counsel for the Company, a favorable opinion satisfactory to you and substantially in the form of Exhibit B2 to this Agreement, and

                 (ii) Christopher L. Cella, Esq., General Counsel for the Company, a favorable opinion satisfactory to you and substantially in the form of Exhibit B3 to this Agreement.

         3C.     REPRESENTATIONS AND WARRANTIES; NO DEFAULT. The
representations and warranties contained in paragraph 8 of this Agreement shall be true on and as of the Closing Date, except to the extent of changes caused by the transactions contemplated in this Agreement; there shall exist on the Closing Date no Event of Default or Default; and you shall have received a certificate dated the Closing Date and signed by the President, a Vice President or the Treasurer of the Company, substantially in the form of Exhibit C to this Agreement, certifying to both such effects, and that the conditions specified in this paragraph 3 have been fulfilled, and certificates dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company and the Secretary or Assistant Secretary of each Guarantor, substantially in the form of Exhibit D1 and Exhibit D2, respectively, to this Agreement, with respect to the matters therein set forth.

         3D.     SALE OF NOTES TO OTHER PURCHASERS.  The Company shall have sold to the Other Purchasers the Notes to be purchased by them on the Closing Date and shall have received payment in full therefor.

         3E.     PURCHASE PERMITTED BY APPLICABLE LAWS.  The offer, purchase and sale of, and payment for, the Notes to be purchased by you on the Closing Date on the terms and conditions provided in this Agreement (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation,

Section 5 of the Securities Act or Regulation G, T or X of the Board of Governors of the Federal Reserve System) and shall not subject you to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and you shall have received such certificates or other evidence as you may reasonably request to establish compliance with this condition.

         3F.     PRIVATE PLACEMENT NUMBER.  The Company shall have obtained or caused to be obtained a private placement number for each series of the Notes from the CUSIP Service Bureau of Standard & Poor's Corporation.

         3G.     CLOSING EXPENSES. The Company shall have paid the statement for fees and disbursements of Hebb & Gitlin, a Professional Corporation, special counsel to you and the Other Purchasers, presented on the Closing Date.

         3H.     SUBSIDIARY GUARANTIES. You shall have received a Guaranty (the
"Subsidiary Guaranty"), addressed to you and the Other Purchasers, substantially in the form of Exhibit E to this Agreement, from Navajo Refining Company, a Delaware corporation, Navajo Pipeline Co., a Delaware corporation, Lea Refining Company, a Delaware corporation, Navajo Holdings, Inc., a New Mexico corporation, Navajo Western Asphalt Company, a New Mexico corporation, and Navajo Crude Oil Marketing Company, a Texas corporation (each Person delivering a Subsidiary Guaranty being referred to as a "Guarantor"), each of which is a Restricted Subsidiary and a guarantor of the Revolving Credit Agreement.

         3I.     PROCEEDINGS.  All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident to this Agreement shall be satisfactory in substance and form to you, and you shall have received all such counterpart originals or certified or other copies of such documents as you may reasonably request.

         3J.     REVOLVING CREDIT AGREEMENT.  On or prior to the Closing Date, you shall have received a fully executed copy of the Revolving Credit Agreement and each amendment thereto (including, without limitation, that certain third amendment to the Revolving Credit Agreement, dated as of November 15, 1995) and of each other document delivered in connection therewith that you may request, in each case certified as true and correct by an officer of the Company.

         3K.     LETTER OF CONSENT, WAIVER AND AMENDMENT.  On or prior to the
Closing Date, each holder of (i) the Company's 9.72% Series A Senior Notes due June 15, 1998, and (ii) the Company's 10.16% Series B Notes due June 15,
2001, shall have executed and delivered to the Company a letter of consent, waiver and amendment relating to the 1991 Note Agreement. Such letter of consent, waiver and amendment shall be satisfactory in form and scope to you in your sole and absolute discretion.

4.       PREPAYMENTS.

         The entire principal amount of the Series C Notes then outstanding is due on December 15, 2005, and the entire principal amount of the Series D Notes then outstanding is due on December 15, 2005. The Notes shall be subject to required prepayment as set forth in paragraph 4A of this Agreement and shall be subject to prepayment, at the option of the Company, as set forth in paragraph 4B of this Agreement and also subject to prepayment or purchase under the circumstances set forth in paragraph 4E and paragraph 4F of this Agreement, respectively.

                 4A.      REQUIRED PREPAYMENTS.

                          (i) SERIES C NOTES. Until the Series C Notes shall be paid in full, the Company shall apply to the prepayment of the Series C Notes, without any Make-Whole Amount being due in respect thereof, the sum of Five Million Five Hundred Seventy-One Thousand Four Hundred Twenty-Nine Dollars ($5,571,429) on December 15 in each of the years 1999 to 2004, inclusive, and such principal amounts of the Notes, together with interest thereon to the prepayment dates, shall become due on such prepayment dates. The remaining Five Million Five Hundred Seventy-One Thousand Four Hundred TwentyNine Dollars ($5,571,429) principal amount of the Notes, together with interest accrued thereon, shall become due on the maturity date of the Notes.

                          (ii) SERIES D NOTES. Until the Series D Notes shall be paid in full, the Company shall apply to the prepayment of the Series D Notes, without any Make-Whole Amount being due in respect thereof, the sum of Three Million Dollars ($3,000,000) on December 15 in each of the years 1999 to 2004, inclusive, and such principal amounts of the Notes, together with interest thereon to the prepayment dates, shall become due on such prepayment dates. The remaining Three Million Dollars ($3,000,000) principal amount of the Notes, together with interest accrued thereon, shall become due on the maturity date of the Notes.

                          (iii) APPLICATION OF OTHER PREPAYMENTS. Each prepayment of any Note pursuant toparagraph 4B or paragraph 4E of this Agreement shall reduce pro rata the prepayments becoming due after such prepayment and payments at maturity required by paragraph 4A(i) and paragraph 4A(ii) of this Agreement in respect of all Notes of the same series as such Note, such pro rata reduction to be determined by multiplying any such prepayment or payment by the quotient of the principal amount of the Note so prepaid divided by the principal amount of Notes of the same series outstanding immediately prior to such prepayment.

         4B.     OPTIONAL PREPAYMENT WITH MAKE-WHOLE AMOUNT.  The Notes shall be subject to prepayment, in whole at any time or from time to time in part (in a minimum aggregate principal amount of One Hundred Thousand Dollars ($1 00,000) or integral multiples of One Thousand Dollars ($1,000) in excess thereof, or if the aggregate principal amount of Notes outstanding is less than One Hundred Thousand Dollars ($1 00,000), then such lesser aggregate principal amount), at the option of the Company, at one hundred percent (1 00%) of the principal amount so to be prepaid plus interest thereon to the prepayment date and the Make-Whole Amount, if any, with respect to each such Note.

         4C.     NOTICE OF OPTIONAL PREPAYMENT.  The Company will give to each holder of Notes irrevocable written notice of any prepayment to be made pursuant to paragraph 4B of this Agreement not less than ten (1 0) days nor more than sixty (60) days prior to the prepayment date, specifying such prepayment date and the principal amount of the Notes, and of the Notes held by such holder, to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph 4B of this Agreement. The notice of prepayment shall also set forth in reasonable detail the Company's calculation of the Make-Whole Amount payable to the holders of the Notes in connection with such prepayment. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Make-Whole Amount, if any, shall become due and payable on such prepayment date.

         4D.     PARTIAL PAYMENTS PRO RATA.  Upon any partial prepayment of
Notes pursuant to paragraph 4A or paragraph 4B of this Agreement, the principal amount so prepaid shall be allocated to all Notes at the time outstanding in proportion to the respective aggregate principal amounts of Notes then outstanding.

         4E.     REQUIRED PREPAYMENTS UPON CHANGE IN CONTROL.

                 (i) NOTICE. In the event that a Responsible Officer of the Company obtains actual knowledge of a Change in Control, the Company shall, within five (5) Business Days of obtaining such knowledge, give written notice of such Change in Control to each holder of Notes and, simultaneously with the sending of such notice, use reasonable efforts to give telephonic advice of such Change in Control to the investment officer of each such holder specified in Annex 1 to this Agreement (as supplemented by written notice from each such holder). Each such notice shall contain a description, in reasonable detail, of such Change in Control.

                 (ii) OFFER TO PREPAY. If on any day during the period of six (6) complete consecutive calendar months commencing immediately after a Change in Control, an Event of Default shall occur under paragraph 7A(v) of this Agreement, the Company shall, within five (5) Business Days after the day on which a Responsible Officer of the Company obtains knowledge thereof, give written notice of such fact to each holder of Notes and, simultaneously with the sending of such notice, use reasonable efforts to give telephonic advice of such fact to the investment officer of each such holder specified in Annex 1 to this Agreement (as supplemented by written notice from each such holder). Such written notice (the "Offer Notice") shall contain and constitute an irrevocable offer to prepay all, but not less than all, the Notes held by such holder.

                 (iii) ACCEPTANCE OF OFFER TO PREPAY. To accept such offered prepayment, a holder of Notes shall cause a written notice of such acceptance with respect to all, but not less than all, the Notes held by such holder (which acceptance will be irrevocable) to be delivered to the Company not later than the forty-fifth (45th) day following its receipt of the Offer Notice whereupon such offered prepayment shall be due and payable on the forty-fifth (45th) day following the expiration of such forty-five (45) day period (or if the date of expiration of such forty-five (45) day period is not a Business Day, the first Business Day thereafter) (the date of such prepayment being referred to as the "Control Prepayment Date"). Such offered prepayment shall be made at one hundred percent (100%) of the principal amount of Notes so to be prepaid, plus interest thereon to the Control Prepayment Date and the Make-Whole Amount, if any, with respect to such Notes.

         4F.     REPURCHASE OF NOTES.  The Company will not, and will not
permit any of the Subsidiaries or Affiliates to, prepay, retire, purchase or otherwise acquire in whole or in part prior to their respective stated final maturities (other than by purchase as provided in this paragraph 4F or prepayment pursuant to paragraph 4A, paragraph 4B or paragraph 4E of this Agreement or upon acceleration of such final maturity pursuant to paragraph 7A of this Agreement), directly or indirectly, Notes held by any Person, unless:

                 (i) the Company or such Subsidiary or Affiliate shall have offered to acquire (regardless of whether such offer shall be accepted) the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding upon the same terms, conditions and consideration; and

                 (ii) such acquisition is not directly or indirectly conditioned upon the holder of any Note or Notes giving consent to any amendment, supplement or waiver to any provision of this Agreement or any Other Note Agreement, the Notes or the Subsidiary Guaranty, and no such consent is otherwise given, directly or indirectly, in connection with any such acquisition.

For purposes of paragraph 4A, any Notes purchased or otherwise acquired by the Company or any of the Subsidiaries or Affiliates pursuant to this paragraph 4F shall be deemed to be outstanding and the Company, such Subsidiary or such Affiliate the holder thereof, but such Notes shall not be deemed to be outstanding for any other purpose under this Agreement (including, without limitation, any determination of the Required Holders).

         4G.     LIMITATIONS ON PREPAYMENTS.  Except as specifically set forth in this Agreement, the Other Note Agreements and the Notes, the Notes shall not be subject to prepayment.

5.       AFFIRMATIVE COVENANTS.

         5A.     FINANCIAL STATEMENTS. The Company will deliver to each holder of Notes in duplicate:

                 (i)      as soon as practicable and in any event within sixty
         (60) days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of income and cash flows of the Company and the Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and the Subsidiaries as at the end of such quarterly period, setting forth, in the case of each quarterly period commencing with the quarterly period ending October 31, 1995, in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and certified by a Responsible Officer of the Company, subject to changes resulting from year-end adjustments, together with the adjustments to such consolidated financial statements necessary to reflect the elimination therefrom of the accounts of the Unrestricted Subsidiaries; provided that delivery within the period specified above of copies of the Quarterly Report on Form 1O-Q of the Company for such quarterly period filed with the SEC, together with the adjustments to such consolidated financial statements necessary to reflect the elimination therefrom of the accounts of the Unrestricted Subsidiaries, shall be deemed to satisfy the provisions of this clause (i), so long as such Quarterly Report as so adjusted shall contain the information referred to above in this clause (i);

                 (ii) as soon as practicable and in any event within ninety-five (95) days after the end of each fiscal year, consolidated statements of income and cash flows of the Company and the Subsidiaries for such year, and a consolidated balance sheet of the Company and the Subsidiaries as at the end of such year, setting forth, in the case of each fiscal year commencing with the fiscal year ending July 31, 1996, in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail, audited, in accordance with generally accepted auditing standards, by independent public accountants of recognized standing selected by the Company, and reported on by such accountants without qualification as to scope of audit or limitations imposed by the Company, together with the adjustments to such consolidated financial statements necessary to reflect the elimination therefrom of the accounts of the Unrestricted Subsidiaries; provided that delivery within the period specified above of copies of the Annual Report on Form 10-K of the Company for such fiscal year filed with the SEC, together with the adjustments to such consolidated financial statements necessary to reflect the elimination therefrom of the accounts of the Unrestricted Subsidiaries, shall be deemed to satisfy the provisions of this clause (ii), so long as such Annual Report as so adjusted shall contain the information referred to above in this clause (ii);

                 (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it sends to its public stockholders and copies of all registration statements (without exhibits) and all reports that it files with the SEC; and

                 (iv) with reasonable promptness, such other financial data as any holder may reasonably request and that is reasonably available to the Company (including, without limitation, a copy of each report (other than those referred to above in this paragraph 5A) submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary).

Together with each delivery of financial statements required by clauses (i) and
(ii) above, the Company will deliver to each holder of Notes a certificate of a Responsible Officer demonstrating (with computations in reasonable detail) compliance by the Company and the Restricted Subsidiaries with the provisions of paragraph 6A(xi), paragraph 6B, paragraph 6C, paragraph 6D(i), paragraph
6E, paragraph 6F, paragraph 6G, paragraph 6H and paragraph 6I of this Agreement and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto. If the Company no longer files an Annual Report on Form 10-K with the SEC, the Company will use its best efforts to deliver to each holder of Notes, together with each delivery of financial statements required by clause (ii) above, a certificate of the accountants described in such clause stating that, in making the audit necessary to their report concerning such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any such Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any such Event of Default or Default that would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards. The Company also covenants that forthwith upon a Responsible Officer obtaining knowledge of an Event of Default or Default, it will deliver to each holder of Notes a certificate of a Responsible Officer specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

         5B.     INSPECTION OF PROPERTY.  The Company will permit any Person designated in writing by a holder of Notes, at such holder's expense or, so long as an Event of Default shall exist, at the Company's expense, to visit and inspect any of the Properties of the Company and the Subsidiaries, to examine the corporate books and financial records of the Company and the Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such entities with the principal officers of the Company and its independent public accountants (which independent public accountants are hereby authorized to have such discussions), all at such reasonable times and as often as such holder may reasonably request and provided that the Company shall have the right to be present during, and to receive reasonable prior notice of, any discussion with the Company's independent public accountants.

         5C.     MAINTENANCE OF PROPERTIES; INSURANCE.

                 (i) MAINTENANCE OF PROPERTIES. Subject to sales and other dispositions permitted under paragraph 6D of this Agreement, the Company will maintain or cause to be maintained in good repair, working order and condition (ordinary wear and tear excepted) all Properties used or useful in the business of the Company and the Restricted Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof provided, that nothing in this paragraph 5C shall prohibit the Company or any Restricted Subsidiary from discontinuing use or operation of any of its Properties if such discontinuance, in the reasonable judgment of the Company or such Restricted Subsidiary, would not have a material adverse effect on the business, condition (financial or other), Properties or operations of the Company and the Restricted Subsidiaries, taken as a whole.

                 (ii) INSURANCE. The Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its Properties and business and the Properties and business of the Restricted Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such type, in such amounts and with such levels of deductibles, as are customarily carried under similar circumstances by such other corporations.

         5D.     CORPORATE EXISTENCE, ETC.  Except as provided in paragraph 6G of this Agreement and except that any Restricted Subsidiary may be liquidated (subject to paragraph 6D of this Agreement), the Company will and will cause each Restricted Subsidiary to,

                 (i) at all times preserve and keep in full force and effect its corporate existence,

                 (ii) at all times preserve and keep in full force and effect the rights and franchises material to the business of the Company and the Restricted Subsidiaries taken as a whole, and

                 (iii) qualify to do business in each jurisdiction where the failure to do so would have a material adverse effect on the business, condition (financial or other), Properties or operations of the Company and the Restricted Subsidiaries, taken as a whole.

         5E.     PAYMENT OF TAXES, CLAIMS AND ACCOUNTS PAYABLE.  The Company
will, and will cause each of the Subsidiaries to, pay all material taxes, assessments and other governmental charges imposed upon it or any of its Properties or in respect of any of its franchises, business, income or Property before any penalty or interest accrues thereon, and the Company will, and will cause each of the Subsidiaries to, pay all material claims and accounts payable (including, without limitation, with respect to labor, services, materials and supplies) for sums that have become due and payable, provided that no such tax, assessment, charge, claim, account payable, interest or penalty need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such accrual or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor.

         5F.     COMPLIANCE WITH LAWS, ETC. The Company will, and will cause each of the Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including, without limitation, applicable Environmental Protection Law), noncompliance with which would materially adversely affect the business, condition (financial or other), assets, Property or operations of the Company and the Restricted Subsidiaries taken as a whole.

         5G.     COVENANT TO SECURE NOTES EQUALLY.  If the Company or any
Restricted Subsidiary shall create or assume any Lien upon any of its Property, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6A of this Agreement, the Company will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured.

         5H.     ERISA COMPLIANCE.  The Company will, and will cause each ERISA
Affiliate to, at all times

                 (i) with respect to each Pension Plan, make timely payments of contributions required to meet the minimum funding standard set forth in ERISA or the IRC with respect thereto and, with respect to any Multiemployer Plan, make timely payment of contributions required to be paid thereto as provided by Section 515 of ERISA and

                 (ii)     comply with all other provisions of ERISA,

except for such failures to make contributions and failures to comply as would not have a material adverse effect on the business, condition (financial or other), Properties or operations of the Company and the Restricted Subsidiaries taken as a whole.

         5I.     PAYMENT OF NOTES AND MAINTENANCE OF OFFICE.  The Company will punctually pay, or cause to be paid, the principal and interest (and Make-Whole Amount, if any) to become due in respect of the Notes according to the terms thereof and will maintain an office at the address of the Company set forth in paragraph 11H of this Agreement where notices, presentations and demands in respect of this Agreement or the Notes may be made upon it. Such office will be maintained at such address until such time as the Company notifies the holders of the Notes of any change of location of such office, which will in any event be located in the United States of America.

         5J.     GUARANTIES FROM SUBSIDIARIES.  If any Restricted Subsidiary
guarantees the obligations of the Company under the Revolving Credit Agreement, then contemporaneously therewith the Company will cause such Restricted Subsidiary to execute and deliver to the holders of the Notes a Subsidiary Guaranty and a copy of the resolutions of the board of directors of such Restricted Subsidiary, certified by its secretary or assistant secretary, authorizing the execution, delivery and performance of such Subsidiary Guaranty.

6.       NEGATIVE COVENANTS.

         All covenants contained herein shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default if such action is taken or such condition exists.

         6A.     LIENS.  The Company will not, and will not permit any
Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, without equally and ratably securing the Notes in accordance with the provisions of paragraph 5G of this Agreement, except:

                 (i) Liens for taxes, assessments and governmental charges not yet due or that are being contested in good faith by appropriate proceedings;

                 (ii) Liens incurred or deposits made in the ordinary course of business,

                          (a) in respects of leases, statutory obligations or claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons that are not yet due or that are being contested in good faith by appropriate proceedings, and in respect of which adequate reserves are carried on the books of the Person liable therefor to the extent required by generally accepted accounting principles,

                          (b) in connection with workers' compensation, unemployment insurance, social security and other like laws,

                          (c) to secure reimbursement obligations in respect of letters of credit (including, without limitation, letters of credit issued to finance the acquisition of inventory), bids, leases, tenders, sales contracts, statutory obligations, government contracts, surety and performance bonds and other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property, or

                          (d) incidental to the conduct of its business or ownership of its Property, provided that,

                                  (I)      such obligations shall not have
                          arisen in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property, and

                                  (II)     such Liens shall not in the
                          aggregate materially detract from the value of the Property encumbered thereby or materially interfere with the use of such Property in the ordinary conduct of the owning Person's business;

                 (iii) Liens on Property of any Restricted Subsidiary to secure obligations of such Restricted Subsidiary to the Company or to a Wholly-Owned Restricted Subsidiary;

                 (iv) Liens existing on June 26, 1991 securing an amount not in excess of Three Million Three Hundred Seventy-Two Thousand Dollars ($3,372,000);

                 (v) Liens on cash, instruments, investment securities, accounts receivable and chattel paper, documents and instruments relating to such accounts receivable or arising out of or in connection with the sale or lease of goods or the rendering of services (and all rights relating to such accounts receivable, chattel paper, documents and instruments), inventories and spare parts and spare accessories, as well as the proceeds of each of the foregoing, securing the Revolving Credit Agreement;

                 (vi) Liens on Property acquired or constructed by the Company or any Restricted Subsidiary after the date hereof to secure Debt of the Company or such Restricted Subsidiary incurred in connection with such acquisition or construction, and Liens existing on such Property at the time of acquisition thereof, provided that

                          (a) no such Lien shall extend to or cover any Property other than the Property being acquired or constructed,

                          (b) the amount of Debt secured by any such Lien shall not exceed an amount equal to the lesser of the total purchase or construction price or Fair Market Value (as determined in good faith by the Board of Directors or the board of directors of such Restricted Subsidiary) of the Property being acquired or constructed, determined at the time of such acquisition or at the time of substantial completion of such construction,

                          (c) such Lien shall be created concurrently with or within twelve (12) months after such acquisition or the substantial completion of such construction,

                          (d) no Default or Event of Default shall exist at the time of creation, incurrence or assumption of such Lien, and

                          e) if such Property is being acquired or constructed by a Restricted Subsidiary, then, at the time of such acquisition or construction, the amount of the Debt secured by any such Lien shall not exceed eighty percent (80%) of the Fair Market Value of such Property at such time;

                 (vii) Liens existing on Property of a corporation at the time it becomes a Restricted Subsidiary or is merged or consolidated with the Company or a Restricted Subsidiary, provided that

                          (a) no such Lien shall extend to or cover any Property other than the Property subject to such Lien at the time of any such transaction,

                          (b) the amount of Debt secured by any such Lien shall not exceed the Fair Market Value (as determined in good faith by the Board of Directors or the board of directors of such Restricted Subsidiary) of the Property subject thereto, determined at the time of any such transaction,

                          (c) such Lien was not created in contemplation of any such transaction, and

                          (d) no Default or Event of Default shall exist at the time of any such transaction;

                 (viii) Liens created, incurred or assumed in connection with any issuance of industrial revenue or development bonds by any Governmental Authority, provided that

                          (a) the net proceeds from the issuance of such bonds are used to acquire or construct fixed assets for use by the Company or one or more Restricted Subsidiaries,

                          (b) no such Lien shall extend to or cover any Property other than such fixed assets, and

                          (c) no Default or Event of Default shall exist at the time of any such transaction;

                 (ix) Liens on Property of the Company or any Restricted Subsidiary in favor of any Governmental Authority or in favor of a prime contractor under a contract with a Governmental Authority and, in each case, resulting from acceptance of progress or partial payments in the ordinary course of business under contracts with Governmental Authorities;

                 (x) Liens permitted by the foregoing clauses (i) to (ix), inclusive, of this paragraph 6A securing Debt that is being renewed, extended or refunded, provided that

                          (a) except with respect to the Liens referred to in clause (v) of this paragraph 6A, the principal amount of such Debt outstanding at the time of such renewal, extension or refunding is not increased, and

                          (b) such Liens are not extended to any Property not subject thereto at the time of such renewal, extension or refunding; and

                 (xi) Liens, not otherwise permitted by the provisions of this paragraph 6A, on Property of the Company or any Restricted Subsidiary, provided that the sum of, without duplication,

                          (a) the aggregate amount of Debt secured by Liens permitted only by this paragraph 6A(xi) (including, without limitation, Capitalized Lease Obligations arising from Sale and Leaseback Transactions), plus

                          (b) the aggregate amount of Debt secured by Liens permitted by paragraph 6A(iv), plus

                          (c)     the aggregate amount of

                                  (I)      all Unsecured Restricted Subsidiary
                          Funded Debt plus

                                  (II)     all Undersecured Restricted
                          Subsidiary Funded Debt,

                 owing to Persons other than the Company or a Restricted Subsidiary shall not exceed 15% of Consolidated Capitalization determined at the time any such Lien is created.

         6B.     FUNDED DEBT.

                 (i) Except as provided in clause (ii) of this paragraph 6B, the Company will not, and will not permit any Restricted Subsidiary to, incur, issue, assume or guarantee any Funded Debt, or sell, transfer or otherwise dispose of Funded Debt of any Restricted Subsidiary, unless, immediately after and after giving effect thereto and to the retirement of any Funded Debt of the Company or any Restricted Subsidiary to be retired substantially concurrently with such action,

                          (a) Consolidated Funded Debt shall not exceed sixty percent (60%) of Consolidated Capitalization, and

                          (b) Consolidated Net Income Available for Interest Expense for the period of four (4) consecutive fiscal quarters of the Company most recently ended at the time of such action shall be more than two hundred percent (200%) of Pro Forma Consolidated Interest Expense for the period of four consecutive fiscal quarters of the Company commencing with the fiscal quarter in which such action shall occur.

                 (ii) The foregoing clause (i) and the provisions of paragraph 6C of this Agreement will not apply to the renewal, extension or refunding of any Funded Debt of the Company or any Restricted Subsidiary so long as the principal amount of such

         Funded Debt outstanding at the time of such renewal, extension or refunding is not increased.

       6C.       RESTRICTED SUBSIDIARY FUNDED DEBT.  The Company will not
permit any Restricted Subsidiary to incur, issue, assume or guarantee any Funded Debt except:

                 (i) Funded Debt owing to the Company or any Restricted Subsidiary,

                 (ii) Funded Debt of a corporation at the time it becomes a Restricted Subsidiary or is merged or consolidated with the Company or a Restricted Subsidiary, provided that

                          (a)    such Funded Debt was not created in
                 contemplation of any such transaction and

                          (b) no Default or Event of Default shall exist at the time of any such transaction,

                 (iii) Funded Debt secured by any of the Liens specified in clauses (vi) to (xi), inclusive, of paragraph 6A of this Agreement,

                 (iv) guarantees of Funded Debt outstanding under the Revolving Credit Agreement (to the extent that Debt outstanding thereunder would constitute Funded Debt, i.e., as contemplated by clause (ii) or clause (iii) of the definition of "Funded Debt" in paragraph 10 of this Agreement), and

                 (v)      guarantees of the Notes.

       6D.       DISPOSITIONS OF PROPERTY.  The Company will not, and will not permit any Restricted Subsidiary or Unrestricted Subsidiary which was previously a Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of (collectively, a "Transfer") any Property (other than (w) Restricted Investments, except the stock of an Unrestricted Subsidiary that has been a Restricted Subsidiary, (x) sales or other transfers or dispositions of Property by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or another Restricted Subsidiary, (y) sales of inventory in the ordinary course of business, and (z) dispositions, in the ordinary course of business, of obsolete or worn-out Property no longer useful in the business of the Company, the Restricted Subsidiaries and such Unrestricted Subsidiaries) unless all of the following conditions have been satisfied:

                 (i)      the sum of

                          (a)     the net book value of such Property
                 (expressed as a percentage of Consolidated Net Tangible Assets determined as of the last day of the fiscal quarter of the Company most recently preceding such Transfer), together with the net book value of all other such Property Transferred subsequent to June 16, 1991 (in each case expressed as a percentage of Consolidated Net Tangible Assets determined as of the last day of the fiscal quarter of the Company most recently preceding each such Transfer), minus

                          (b) the aggregate net book value of all Property Transferred subsequent to June 26, 1991 (including, without limitation, the net book value of the Property which is the subject of such Transfer, if applicable) to the extent that the net proceeds arising therefrom have been applied to (or are substantially concurrently with such Transfer being applied to) the ratable prepayment of all Funded Debt of the Company or any Restricted Subsidiary owing to Persons other than the Company or any Restricted Subsidiary (any prepayment of the Notes being made pursuant to paragraph 4B of this Agreement), such aggregate net book value (or the portion thereof corresponding to the portion of such net proceeds so applied or being so applied) being expressed as a percentage of Consolidated Net Tangible Assets determined as of the last day of the fiscal quarter of the Company most recently preceding each such Transfer, shall not exceed thirty percent (30%);

                 (ii) if the foregoing clause (i) would not be satisfied without the deduction provided for in the foregoing clause (i)(b), in the opinion of the Board of Directors or the board of directors of the relevant Restricted Subsidiary or Unrestricted Subsidiary, as the case may be, the Transfer is for Fair Market Value; and

                 (iii) immediately after and after giving effect to such Transfer, no Default or Event of Default would exist.

Property consisting of the stock of Restricted Subsidiaries or Unrestricted Subsidiaries which were previously Restricted Subsidiaries shall be deemed to have a net book value equal to the net book value of all Property of the issuer of such stock at the time of any Transfer thereof, or the appropriate portion thereof if less than all stock of such issuer is the subject of a Transfer, minus the amount of Funded Debt of such issuer outstanding at the time of such Transfer as to which the Company and the Restricted Subsidiaries have no liability of any kind immediately after, and after giving effect to, such Transfer. The net proceeds arising from any Transfer of Property shall be deemed not to have been applied to the ratable prepayment of Funded Debt, as provided in the foregoing clause (i)(b), to the extent that such Funded Debt was deducted from the net book value of Property of any Restricted Subsidiary or Unrestricted Subsidiary which was previously a Restricted Subsidiary in connection with a Transfer thereof, as provided in the preceding sentence. For purposes of this paragraph 6D, "Consolidated Net Tangible Assets" shall be deemed to include the Property of any Unrestricted Subsidiary which was previously a Restricted Subsidiary and which is or was the subject of any Transfer subsequent to June 26, 1991.

         6E. SALE AND LEASEBACK TRANSACTIONS. The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction if the lease arising therefrom has a term of more than three (3) years unless the net proceeds arising therefrom have been applied to (or are substantially concurrently with the consummation of such Sale and Leaseback Transaction being applied to) the ratable prepayment of all Funded Debt of the Company or any Restricted Subsidiary owing to Persons other than the Company or any Restricted Subsidiary (any prepayment of the Notes being made pursuant to paragraph 4B of this Agreement)), provided that the foregoing shall not apply to a Sale and Leaseback Transaction giving rise to a Capitalized Lease Obligation if the sum of, without duplication

                 (i) the aggregate amount of such Capitalized Lease Obligation, plus

                 (ii) the aggregate amount of all Debt secured by Liens permitted by either paragraph 6A(iv) or paragraph 6A(xi) of this Agreement (including, without limitation, Capitalized Lease Obligations), plus

                 (iii)    the aggregate amount of

                          (a)     all Unsecured Restricted Subsidiary Funded
                 Debt plus

                          (b)     all Undersecured Restricted Subsidiary Funded
                 Debt,

         owing to Persons other than the Company or a Restricted Subsidiary shall not exceed fifteen percent (15%) of Consolidated Capitalization, determined at the time of such Sale and Leaseback Transaction.

         6F.    RESTRICTED PAYMENTS AND RESTRICTED INVESTMENTS.

                 (i) Subject to clause (ii) of this paragraph 6F, the Company will not at any time pay or declare any dividend on any class of its stock or make any other distribution on account of any class of its stock (whether in cash, stock or other Property except dividends payable solely in common stock of the Company), or redeem, purchase or otherwise acquire, directly or indirectly (including, without limitation, causing a Restricted Subsidiary to make any such redemption, purchase or acquisition), any shares of its stock, or make any mandatory sinking fund payment in respect thereof (all of the foregoing being called in this Agreement "Restricted Payments"), and the Company will not, and will not permit any Restricted Subsidiary to, at any time make any Restricted Investment, unless, immediately after and after giving effect to any such Restricted Payment or Restricted Investment, the sum of all such Restricted Payments and Restricted Investments made subsequent to June 26, 1991 shall not exceed the sum of:

                          (a) Seventy-five percent (75%) of Consolidated Net Income (or minus one hundred percent (100%) in the case of a loss) for the period commencing on February 1, 1991] and ending on the last day of the fiscal quarter of the Company most recently ended at the time such Restricted Payment or Restricted Investment shall be made; plus

                          (b) the net cash proceeds from the sale of all capital stock of the Company sold subsequent to January 31, 1991 to Persons other than Restricted Subsidiaries (including in such net proceeds the net amount paid upon issuance and exercise of any right to acquire any capital stock, or paid to convert a convertible Debt Security to capital stock, but excluding any amount paid to the Company upon issuance of such convertible Debt Security); plus

                          (c) an amount equal to the aggregate principal amount of any Debt Security of the Company (other than Debt Securities held by Restricted Subsidiaries), minus the costs and fees incurred upon the original issuance of such Debt Security, any unamortized original issue discount with respect to any such Debt Security and any costs and expenses of conversion, which has been converted into or exchanged for capital stock subsequent to January 31, 1991; plus

                         (d)     Ten Million Dollars ($10,000,000).

                 (ii) The foregoing provisions of this paragraph 6F to the contrary notwithstanding, the Company may

                          (a) acquire up to One Hundred Thousand (100,000) shares of its common stock (with such number to be adjusted for stock splits and reverse splits that occur after the Closing Date) in any period of twelve (12) consecutive months for purposes of employee stock ownership, benefit and incentive plans, but the amount expended by the Company therefor shall be included in any subsequent computation required by this paragraph 6F,

                          (b) pay any dividend on its common stock within ninety (90) days after the declaration thereof if payment of such dividend would have been permitted at the time of such declaration, and

                          (c) issue common stock in exchange for stock of one or more classes of the Company or issue stock of any class in exchange for stock of the same class as the class exchanged, and only the amount, if any, of any cash or other consideration that is distributed by the Company in connection therewith shall be included in any computation required by this paragraph 6F.

                 (iii) At the time of each proposed Restricted Payment or Restricted Investment (the "Calculation Date"), the amount, if any, by which

                          (a) the Fair Market Value of the inventory of any Unrestricted Subsidiary plus the net book value of all other Current Assets of such Unrestricted Subsidiary (determined in each case as of the end of the month most recently ended for which the Company has available for its internal use financial statements of such Unrestricted Subsidiary, but in no event more than fifty (50) days prior to the Calculation Date) that secure any outstanding loan or advance that, when made by the Company or any Restricted Subsidiary, constituted an Investment described in clause (x) of the definition of "Restricted Investment" ("Working Capital Loans"), are exceeded by

                          (b) the aggregate principal amount of Working Capital Loans to such Unrestricted Subsidiary outstanding on the Calculation Date,

         shall be deemed to be a Restricted Investment and shall be included in the calculations necessary to determine whether the proposed Restricted Payment or Restricted Investment may be made without violation of paragraph 6F(i) of this Agreement.

                 (iv) All Restricted Investments of any corporation that becomes a Restricted Subsidiary after the Closing Date shall be deemed to have been made thirty (30) days after such corporation shall have become a Restricted Subsidiary.

         6G.     MERGERS AND CONSOLIDATIONS.  The Company will not, and will not permit any Restricted Subsidiary to, merge or consolidate with any other corporation (except that a Restricted Subsidiary may merge or consolidate with the Company or any other Restricted Subsidiary); provided that the foregoing restriction does not apply to the merger or consolidation of the Company with another corporation if either the Company shall be the continuing or surviving corporation and immediately after and after giving effect to the consummation of the transaction, no Default or Event of Default would exist or

                 (i) the successor corporation that results from such merger or consolidation (the "Surviving Corporation") is organized under the laws of any State of the United States (or the District of Columbia);

                 (ii) the due and punctual payment of the principal of and Make-Whole Amount, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants in the Notes and this Agreement to be performed or observed by the Company, are expressly assumed in writing by the Surviving Corporation;

                 (iii) immediately after and after giving effect to the consummation of the transaction, no Default or Event of Default would exist; and

                 (iv) the Surviving Corporation could incur an additional One Dollar ($1) of Funded Debt under paragraph 6B of this Agreement.

         6H.       CONSOLIDATED NET WORTH.  The Company will not at any time
permit Consolidated Net Worth to be less than the sum of

                 (i)      Ten Million Dollars ($10,000,000), plus

                 (ii) ten percent (10%) of Consolidated Net Income for the period commencing on February 1, 1991 and ending on the last day of the fiscal quarter of the Company most recently ended at such time (but not less than zero in any event); plus

                 (iii) the net cash proceeds from the sale of all capital stock of the Company sold by the Company subsequent to January 31, 1991 to Persons other than Restricted Subsidiaries (including in such net proceeds the net amount paid upon issuance and exercise of a right to acquire any capital stock, or to convert a convertible Debt Security to capital stock, but excluding any amount paid to the Company upon issuance of such convertible Debt Security).

         6I.       CONSOLIDATED CURRENT DEBT.  The Company will not, and will not permit any Restricted Subsidiary to, have outstanding any Consolidated Current Debt (except Current Debt owing to the Company or another Restricted Subsidiary), during a period of at least twenty (20) consecutive days in each period of twelve (12) consecutive months ending on or after October

31, 1995; provided that the Company and the Restricted Subsidiaries may have such Consolidated Current Debt outstanding during such period if, on each day on which such Consolidated Current Debt is outstanding during such period, Consolidated Current Debt shall not exceed the maximum amount of additional Funded Debt that the Company could incur on each such day under paragraph 6B of this Agreement.

         6J.     AFFILIATES.

                 (i) The Company will not, and will not permit any Restricted Subsidiary to, enter into or be a party to any transaction or arrangement, including, without limitation, the purchase, sale or exchange of Property or the rendering of any service, with any Affiliate, other than an Unrestricted Subsidiary, except in the ordinary course, and pursuant to the reasonable requirements, of the business of the Company or such Restricted Subsidiary and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate.



                 (ii) The Company will not, and will not permit any Restricted Subsidiary to, enter into any material transaction or arrangement, including, without limitation, the purchase, sale or exchange of Property or the rendering of any service, with any Unrestricted Subsidiary, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate.



         6K.     DESIGNATION OF SUBSIDIARIES.  The Board of Directors may at
any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary, provided that no Default or Event of Default shall exist immediately after, and after giving effect to, any such designation (whether or not caused by such designation), but it may not thereafter redesignate such Subsidiary.



         6L.     PRIVATE OFFERING.  The Company will not, nor will it permit anyone acting on its behalf to, offer the Notes or any part thereof or any similar Securities for issue or sale to, or solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the Securities Act or the registration provisions of any securities or "blue sky" law of any applicable jurisdiction.



         6M.     MARGIN REGULATIONS.  Neither the Company nor any agent acting on its behalf will take any action that might cause this Agreement or the Notes to violate Regulation G, Regulation T, Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.



7.       EVENTS OF DEFAULT.

         7A.     EVENTS OF DEFAULT. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

                 (i) the Company defaults in the payment of any principal of or Make-Whole Amount on any Note when the same shall become due, either by the terms thereof or otherwise as provided in this Agreement; or

                 (ii) the Company defaults in the payment of any interest on any Note for more than five (5) days after the date due; or

                 (iii) the Company or any Restricted Subsidiary defaults in any payment of principal of or interest on any other obligation for money borrowed, including, without limitation, the Revolving Credit Agreement (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for Property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit), beyond any period of grace provided with respect thereto, or the Company or any Restricted Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due prior to any originally stated maturity, or to be repurchased by the Company or any Restricted Subsidiary, provided that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration or repurchase shall occur and be continuing exceeds Five Million Dollars ($5,000,000) and, provided further, that such obligations are recourse to the Company or such Restricted Subsidiary; or

                 (iv) any representation or warranty made by the Company in this Agreement or in any writing furnished by the Company, or at the direction and with the knowledge of the Company in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

                 (v) the Company fails to perform or observe any agreement contained in paragraph 6 of this Agreement; or

                 (vi) the Company fails to perform or observe any other agreement, term or condition contained in this Agreement and such failure shall not be remedied within thirty (30) days after any Responsible Officer of the Company obtains actual knowledge thereof; or



                 (vii) the Company or any Restricted Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or



                 (viii) any decree or order for relief in respect of the Company or any Restricted Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (the "Bankruptcy Law"), of any jurisdiction; or

                 (ix) the Company or any Restricted Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or the taking of possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Restricted Subsidiary, or of any substantial part of the Property of the Company or any Restricted Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Restricted Subsidiary) relating to the Company or any Restricted Subsidiary under the Bankruptcy Law of any other jurisdiction; or



                 (x) any petition or application referred to in subparagraph (ix) of this paragraph 7A is filed, or any such proceedings are commenced, against the Company or any Restricted Subsidiary and the Company or such Restricted Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than thirty
         (30) days; or

                 (xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than sixty (60) days; or

                 (xii) a final judgment in an amount in excess of One Million Dollars ($1,000,000) is rendered against the Company or any Restricted Subsidiary and, within sixty (60) days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within sixty (60) days after the expiration of any such stay, such judgment is not discharged;

then

                          (a)     if such event is an Event of Default
                 specified in clause (vii), clause (viii), clause (ix) or clause (x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest, notice of intent to accelerate or other notice of any kind, all of which are hereby waived by the Company,

                          (b)     if such event is an Event of Default
                 specified in any other clause of this paragraph 7A, the Required Holders may at its or their option, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Make-Whole Amount with respect to each Note, without presentment, demand, protest, notice of intent to accelerate or other notice of any kind, all of which are hereby waived by the Company, and

                          (c)     if such event is an Event of Default
                 specified in any of clause (i) or clause (ii) of this paragraph 7A, the holder of any Note may, at its option, declare all of the Notes held by such holder to be, and all of such Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Make-Whole Amount with respect to each such Note, without presentment, demand, protest, notice of intent to accelerate or other notice of any kind, all of which are hereby waived by the Company.

         7B.     ANNULMENT OF ACCELERATION.  If the principal of and accrued interest on all or any outstanding Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default described in clauses (i) through (xii) of paragraph 7A of this Agreement, inclusive, the Required Holders may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

                 (i) no judgment or decree has been entered for the payment of any monies pursuant to the Notes or this Agreement;

                 (ii) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal, interest or Make-Whole Amount on the Notes which has become due and payable solely by reason of such declaration under paragraph 7A of this Agreement) shall have been duly paid; and

                 (iii) each and every other Default and Event of Default shall have been cured or waived pursuant to paragraph 11C of this Agreement;

and provided further, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto.

         7C.     ACTION UNDER SUBSIDIARY GUARANTY. The Required Holders shall have the sole right to take any and all actions under the Subsidiary Guaranty and no holder of Notes (unless it shall hold a sufficient principal amount of Notes to constitute it the "Required Holder") shall have the right to take any of such actions.

8.       REPRESENTATIONS AND WARRANTIES.

         The Company represents and warrants as of the Closing Date:

         8A.     ORGANIZATION AND QUALIFICATION.

                 (i) ORGANIZATION. The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware, each Restricted Subsidiary is duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and each of the Company and the Restricted Subsidiaries has the corporate power to own its Property and to carry on its business as now being conducted.

                 (ii) QUALIFICATION. Each of the Company and the Restricted Subsidiaries is duly qualified as a foreign corporation to do business, and is in good standing, in every jurisdiction in which the nature of the business conducted or Property owned by it makes such qualification necessary, except in such jurisdictions in which, in the aggregate, the failure to be so qualified would not have a material adverse effect on the business or Properties of the Company and the Restricted Subsidiaries taken as a whole.

         8B.     FINANCIAL STATEMENTS.  The Company has furnished you with
consolidated balance sheets of the Company and the Subsidiaries as at July 31 for the years ended July 31, 1994 and July 31, 1995, and consolidated statements of income and cash flows of the Company and the Subsidiaries for each such year, all certified by Ernst & Young, LLP. Such financial statements are true and correct in all material respects have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and the Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the financial condition of the Company and the Subsidiaries as at the dates thereof, and the statements of income and cash flows fairly present the results of the operations and cash flows, respectively, of the Company and the Subsidiaries for the periods indicated. There has been no material adverse change in the business, condition (financial or other), Properties or operations of the Company and the Subsidiaries taken as a whole since July 31, 1995.

         8C.     ACTIONS PENDING. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Restricted Subsidiaries, or any Properties or rights of the Company or any of the Restricted Subsidiaries, by or before any court, arbitrator or administrative or governmental body which challenges the authority of the Company to issue the Notes or, except as set forth in Annex 3 to this Agreement, which could reasonably be expected to result in any material adverse change in the business, condition (financial or other), Properties or operations of the Company and the Restricted Subsidiaries taken as a whole.

         8D.     OUTSTANDING DEBT. Neither the Company nor any of the Restricted
Subsidiaries has outstanding any Debt except as permitted by paragraph 6 of this Agreement and described on Annex 3 to this Agreement. There exists no default under the provisions of any instrument evidencing such Debt or of any agreement relating thereto.

         8E.     TITLE TO PROPERTIES.  Each of the Company and the Restricted
Subsidiaries has good and indefeasible title to its real Properties, has an enforceable leasehold interest in and the quiet enjoyment of all Properties leased by it, and has (other than in the case Properties that it leases) good and marketable title to all of its other Properties, including the Properties reflected in the balance sheet as at July 31, 1995, referred to in paragraph 8D of this Agreement (other than Properties disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6A of this Agreement and excluding in each case defects that would not, in the aggregate, have a material adverse effect on the business, condition (financial or other), Properties or operations of the Company and the Restricted Subsidiaries taken as a whole. All leases necessary in any material respect for the conduct of the business of the Company and the Restricted Subsidiaries are valid and subsisting and are in full force and effect.

         8F.     TAXES.  Each of the Company and the Restricted Subsidiaries
has filed all Federal, State and other income tax returns that are required to be filed, and has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles. Federal income tax returns of the Company and the Restricted Subsidiaries have been examined and reported on by the taxing authorities or closed by applicable statutes and satisfied for all fiscal years prior to and including the fiscal year ended on July 31, 1990.

         8G.     CONFLICTING AGREEMENTS AND OTHER MATTERS.

                 (i) BURDENSOME AGREEMENTS. Neither the Company nor any of the Restricted Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction that materially and adversely affects the business, condition (financial or other), Properties or operations of the Company and the Restricted Subsidiaries taken as a whole.

                 (ii) CONFLICTING DOCUMENTS AND AGREEMENTS. Neither the execution nor delivery of this Agreement or the Notes, nor the offering, issuance and sale of the Notes, nor fulfillment of or compliance with the terms and provisions of this Agreement and of the Notes, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the Properties of the Company or any of the Restricted Subsidiaries pursuant to, the charter or by-laws of the Company or any of the Restricted Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of the Restricted Subsidiaries is subject. After giving effect to the consent and waiver contemplated by paragraph 3K, neither the acquisition of the Notes, nor the offering, issuance and sale of the Notes violates or conflicts with any provision the 1991 Note Agreement.

                 (iii) RESTRICTIONS ON DEBT. Neither the Company nor any of the Restricted Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness of the Company or such Restricted Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) that limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company of the type to be evidenced by the Notes except as set forth in the agreements listed in Annex 3 to this Agreement.

         8H.     OFFERING OF NOTES.  Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, more than you, the Other Purchasers and four (4) other Persons (all of whom, including you and the Other Purchasers, are institutional investors), and neither the Company nor any agent acting on its behalf has taken or will take any action that would subject the issuance or sale of the Notes to the provisions of Section 5 of the Securities Act, or to the provisions of any securities or "blue sky" law of any applicable jurisdiction.

         8I.    REGULATION G, ETC.  Neither the Company nor any Subsidiary owns or has any present intention of acquiring any "margin stock" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System ("Margin Stock"). The proceeds of sale of the Notes will be used for capital expenditures and other corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock or for the purpose of maintaining, reducing or retiring any indebtedness that was originally incurred to purchase or carry any stock that is currently a Margin Stock or for any other purpose that might constitute this transaction a "purpose credit" within the meaning of such Regulation G. Neither the Company nor any agent acting on its behalf has taken or will take any action that might cause this Agreement or the Notes to violate Regulation G, Regulation T, Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

         8J.     ERISA.

                 (i) DISCLOSURE. Set forth in Annex 3 are the identities of all ERISA Affiliates and all "employee benefit plans" with respect to which the Company or any "affiliate" of the Company is a "party-in-interest" or in respect of which the Notes could constitute an "employer security" ("employee benefit plan" and "party-in-interest" have the meanings specified in section 3 of ERISA and "affiliate" and "employer security" have the meanings specified in section 407(d) of ERISA).

                 (ii) PROHIBITED TRANSACTIONS. The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A) through section 4975(D), inclusive, of the IRC. The representation by the Company in the immediately preceding sentence is made in reliance upon the representations in paragraph 9B of this Agreement and the representations of the Other Purchasers contained in paragraph 9B of the Other Note Agreements as to the source of the funds to be used to pay the purchase price of the Notes.

                 (iii) ACCUMULATED FUNDING DEFICIENCY. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the IRC), whether or not waived, exists with respect to any Pension Plan.

                 (iv) COMPLIANCE WITH ERISA. The Company and the ERISA Affiliates and each Pension Plan are in compliance with ERISA, except for such failures to comply that in the aggregate for all such failures would not have a material adverse effect on the business, condition (financial or other), Properties or operations of the Company and the Subsidiaries taken as a whole, or the ability of the Company to perform its obligations under this Agreement and the Notes.

                 (v) MULTIEMPLOYER PLANS. Neither the Company nor any ERISA Affiliate contribute to, maintain, or have any liability or obligation in respect of, a Multiemployer Plan.

                 (vi) FOREIGN PENSION PLANS. The Company has no Foreign Pension Plans.

         8K.     ENVIRONMENTAL COMPLIANCE.

                 (i) COMPLIANCE. Each of the Company and the Subsidiaries is in compliance with all Environmental Protection Laws in effect in each jurisdiction where it is presently doing business except to the extent of any failure so to comply that would not have a material adverse effect on the business, condition (financial or other), Properties or operations of the Company and the Subsidiaries taken as a whole, or the ability of the Company to perform its obligations under this Agreement and the Notes.

                 (ii) LIABILITY. Neither the Company nor any of the Subsidiaries is subject to any liability under any Environmental Protection Laws that, in the aggregate, would have a material adverse effect on the business, condition (financial or other), Properties or operations of the Company and the Subsidiaries taken as a whole, or the ability of the Company to perform its obligations under this Agreement and the Notes.

                 (iii) NOTICES. Neither the Company nor any of the Subsidiaries has received any:

                          (a) notice from any Governmental Authority by which any of its currently or previously owned or leased Properties has been identified in any manner by any Governmental Authority as a hazardous substance disposal or removal site, "Super Fund" clean-up site, or other clean-up site or candidate for removal or closure pursuant to any Environmental Protection Law;

                          (b) notice of any Lien arising under or in connection with any Environmental Protection Law that has attached to any revenues of, or to, any of its currently or previously owned or leased Properties; or

                          (c) any communication from any Governmental Authority concerning any action or omission by the Company or such Subsidiary in connection with its currently or previously owned or leased Properties resulting in the release of any hazardous substance or resulting in any violation of any Environmental Protection Law;

         in each case where the effect of which, in the aggregate for all such notices and communications, would have a material adverse effect on the business, condition (financial or other), Properties or operations of the Company and the Subsidiaries taken as a whole, or the ability of the Company to perform its obligations under this Agreement and the Notes.

         8L.       GOVERNMENTAL CONSENT.  Neither the nature of the Company or of any Restricted Subsidiary, nor any of their respective businesses or Properties, nor any relationship between the Company or any Restricted Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require the Company or any Restricted Subsidiary to obtain any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the Closing Date with the Securities and Exchange Commission and state "blue sky" authorities) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions of this Agreement and of the Notes.

         8M.     POSSESSION OF FRANCHISES, LICENSES, ETC.  The Company and the
Restricted Subsidiaries possess all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, that are necessary in any material respect for the ownership, maintenance and operation of their respective Properties, and neither the Company nor any Restricted Subsidiary is in violation of any thereof in any material respect.

         8N.     DISCLOSURE.  This Agreement and all other documents,
certificates or statements furnished to you by or on behalf of the Company in connection herewith, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained in this Agreement and such documents, certificates and statements not misleading. There is no fact peculiar to the Company or any of the Subsidiaries that materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, condition (financial or other), Properties or operations of the Company and the Subsidiaries, taken as a whole, and that has not been set forth in this Agreement or in the other documents, certificates and statements furnished to you by or on behalf of the Company prior to the date of this Agreement in connection with the transactions contemplated hereby.

         8O.     CERTAIN LAWS.

                 (i) INVESTMENT COMPANY ACT. The Company is not, and is not directly or indirectly controlled by, or acting on behalf of any Person which is, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 (ii) ABSENCE OF FOREIGN OR ENEMY STATUS. The Company is not an "enemy" or an "ally of the enemy" within the meaning of Section 2 of the Trading with the Enemy Act (50 U.S.C. App Sections 1 et seq.), as amended. The Company is not in violation of, and neither the issue and sale of the Notes by the Company nor its use of the proceeds thereof as contemplated by this Agreement will violate, the Trading with the Enemy Act, as amended, or any executive orders, proclamations or regulations issued pursuant thereto, including, without limitation, regulations administered by the Office of Foreign Asset Control of the Department of the Treasury (31 C.F.R. Chapter V).

                 (iii) HOLDING COMPANY STATUS. The Company is not a "holding company" or an "affiliate" of a "holding company," or a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

9.       REPRESENTATIONS OF THE PURCHASER.

         9A.     PURCHASE OF NOTES.  You represent to the Company that

                 (i) you are purchasing the Notes for investment for your own account, for a separate account (as such term is used in Rule 144A, 17 C.F.R. Section 230.144A), for the account of another for which you have sole investment discretion or for a trust of which you are the trustee, and

                 (ii) you are not purchasing the Notes with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act;

provided, that this representation shall not be deemed to prejudice your right to

                 (i) sell or otherwise dispose of all or any part of the Notes in compliance with the Securities Act or the rules and regulations thereunder; and

                 (ii) have control over the disposition of all of your assets to the fullest extent permitted or required by any applicable law.

         9B.   ERISA.

         You represent to the Company that, with respect to the funds with which you are acquiring the Notes, and solely for purpose of determining whether such purchase is a "prohibited transaction" (as provided for in section 406 of ERISA or section 4975 of the IRC), all of such funds are from or are attributable to one or more of:

                 (i) GENERAL ACCOUNT -- your general account assets or assets of one or more segments of such general account, as the case may be, and that all requirements for an exemption under Department of Labor Prohibited Transaction Exemption 95-60 (60 F.R. 35925, July 12,
         1995) have been satisfied; provided that in making such representation you are relying on the Company's representations set forth in paragraph 8J(i) and the related disclosure of "employee benefit plans" set forth in Annex 3;

                 (ii) SEPARATE ACCOUNT -- a "separate account" (as defined in section 3 of ERISA):

                          (a) 10% POOLED SEPARATE ACCOUNT -- in respect of which all requirements for an exemption under DOL Prohibited Transaction Class Exemption 90-1 are met with respect to the use of such funds to purchase the Notes,

                          (b) IDENTIFIED PLAN ASSETS -- that is comprised of employee benefit plans identified by you in writing and with respect to which the Company hereby warrants and represents that, as of the Closing Date, neither the Company nor any ERISA Affiliate is a "party in interest" (as defined in section 3 of ERISA) or a "disqualified person" (as defined in section 4975 of the IRC) with respect to any plan so identified, or

                          (c) GUARANTEED SEPARATE ACCOUNT -- that is maintained solely in connection with fixed contractual obligations of an insurance company, under which any amounts payable, or credited, to any employee benefit plan having an interest in such account and to any participant or beneficiary of such plan (including an annuitant) are not affected in any manner by the investment performance of the separate account (as provided by 29 C.F.R.
                 Section 2510.3-101(h)(1)(iii));

                 (iii) QUALIFIED PROFESSIONAL ASSET MANAGER -- an "investment fund" managed by a "qualified professional asset manager" (as such terms are defined in Part V of DOL Prohibited Transaction Class Exemption 84-14) with respect to which the requirements of such exemption have been satisfied, provided that in making this representation, it is assumed that the conditions set forth in Part I(a), Part I(d) and Part I(e) of such Exemption have been satisfied;

                 (iv) EXCLUDED PLAN -- an employee benefit plan that is excluded from the provisions of section 406(a) of ERISA by virtue of section 4(b) of ERISA; or

                 (v) EXEMPT FUNDS -- a separate investment account that is not subject to ERISA and no funds of which come from assets of an "employee benefit plan" or a "plan" or any other entity that is deemed to hold assets of an "employee benefit plan" or a "plan," ("employee benefit plan" is defined in section 3 of ERISA, and "plan" is defined in section 4975(e)(1) of the IRC).

10.      DEFINITIONS.

         As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the paragraph of this Agreement following such term:

                 "AFFILIATE" means at any time a Person (other than the Company or a Restricted Subsidiary)

                          (i) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company,

                          (ii) that beneficially owns or holds five percent (5%) or more of any class of the Voting Stock of the Company, or

                          (iii) five percent (5%) or more of the Voting Stock (or in the case of a Person which is not a corporation, five percent (5%) or more of the equity interest) of which is beneficially owned or held by the Company or a Restricted Subsidiary.

         The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                 "BANKRUPTCY LAW" has the meaning specified in clause (viii) of paragraph 7A of this Agreement.

                 "BOARD OF DIRECTORS" means, at any time, the board of directors of the Company or any committee thereof which, in the instance, shall have the lawful power to exercise the power and authority of such board of directors.

                 "BUSINESS DAY" means any day, other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Dallas, Texas are permitted or required to be closed (other than a banking holiday or moratorium of four days or more).

                 "CALCULATION DATE" has the meaning assigned to such term in paragraph 6F of this Agreement.

                 "CAPITALIZED LEASE OBLIGATION" means any rental obligation which, under generally accepted accounting principles, is or will be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

                 "CHANGE IN CONTROL" means

                          (i) the direct or indirect acquisition by any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act), or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange
                 Act), of

                                  (a)      beneficial ownership of issued and
                          outstanding shares of Voting Stock of the Company, the result of which acquisition is that such person or such group possesses in excess of fifty percent (50%) of the combined voting power of all then issued and outstanding Voting Stock of the Company, or

                                  (b)      the power to elect, appoint, or
                          cause the election or appointment of at least a majority of the members of the Board of Directors,

                 provided, that in determining whether such direct or indirect beneficial ownership or power has been acquired by any person or any group, any person or member of such group that is an "employee benefit plan" (as defined in ERISA) of the Company, and all members of the Norsworthy Group and the Simmons Group, shall be deemed not to be persons or members of such acquiring group, or

                          (ii) the sale of all or substantially all of the Property of the Company other than pursuant to a merger or consolidation permitted by paragraph 6G of this Agreement.

         As used in this definition,

                 "Norsworthy Group" means

                          (i)     Lamar Norsworthy, David Norsworthy and Nona
                 Barrett,

                          (ii) their respective parents, spouses, children and lineal descendants, and

                          (iii) the estate or any trust for the benefit of any of the foregoing persons.

                 "Simmons Group" means

                          (i) Betty Regard, Margaret Simmons and Suzanne Bartolucci,

                          (ii) their respective parents, spouses, children and lineal descendants, and

                          (iii) the estate or any trust for the benefit of any of the foregoing persons.

                 "CLOSING DATE" means November 21, 1995.

                 "COMPANY" has the meaning assigned to such term in the introductory sentence of this Agreement.

                 "CONSOLIDATED CAPITALIZATION" means, at any time, the sum of Consolidated Net Worth at such time plus Consolidated Funded Debt at such time.

                 "CONSOLIDATED CURRENT DEBT" means, at any time,

                          (a) all Current Debt of the Company and the Restricted Subsidiaries, determined on a consolidated basis at such time in accordance with generally accepted accounting principles, and

                          (b) all loans, and reimbursement obligations in respect of letters of credit issued, under the Revolving Credit Agreement that are secured by a Lien on the Property of the Company or any Restricted Subsidiary; provided that Consolidated Current Debt shall not include

                                  (i)      the amount of any reimbursement
                          obligation of the Company or any Restricted
                          Subsidiary in respect of letters of credit issued pursuant to the Revolving Credit Agreement, except for purposes of determining the character, as Current Debt or Funded Debt, of the excess, if any, of "Outstanding Credits" over the "Borrowing Base" as provided in the definition of "Revolving Credit Agreement" in this paragraph 10, and

                                  (ii)     Debt, if any, outstanding under the
                          Revolving Credit Agreement during the twenty (20) day period referred to in clause (ii) of the definition of "Funded Debt" in this paragraph 10,

         at such time.

                 "CONSOLIDATED FUNDED DEBT" means, at any time, all Funded Debt of the Company and the Restricted Subsidiaries, determined on a consolidated basis at such time in accordance with generally accepted accounting principles.

                 "CONSOLIDATED NET INCOME" for any fiscal period means net earnings (or loss) after income taxes of the Company and the Restricted Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles, but excluding:

                          (i) any gain or loss arising from the sale of capital assets;

                          (ii) any gain or loss arising from any write-up of assets; and

                          (iii) any income or loss attributable to minority interests.

                 "CONSOLIDATED NET INCOME AVAILABLE FOR INTEREST EXPENSE" for any period of four (4) consecutive fiscal quarters means the sum of Consolidated Net Income for such period plus income taxes and interest expense deducted in determining such Consolidated Net Income.

                 "CONSOLIDATED NET TANGIBLE ASSETS" means the net book value (after deducting depreciation, obsolescence, amortization, valuation and other proper reserves) at which all assets of the Company and the Restricted Subsidiaries would be shown on a consolidated balance sheet at such time, but excluding

                          (i) the aggregate amount of deferred assets, other than insurance and prepaid taxes;

                          (ii) patents, copyrights, trademarks, trade names, franchises, goodwill and other similar intangible assets;

                          (iii)   unamortized debt discount and expense; and

                          (iv) subject to the final sentence of paragraph 6D of this Agreement, Restricted Investments.

                 "CONSOLIDATED NET WORTH" means, at any time, total stockholders' equity of the Company and the Restricted Subsidiaries, determined on a consolidated basis at such time in accordance with generally accepted accounting principles.

                 "CONTROL PREPAYMENT DATE" has the meaning assigned to such term in paragraph 4E of this Agreement.

                 "CURRENT ASSETS" means, with respect to any Person, current assets that would be shown on a balance sheet of such Person prepared at such time in accordance with generally accepted accounting principles.

                 "CURRENT DEBT" means any obligation for borrowed money (and any notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money) payable on demand or within a period of one (1) year from the date of the creation thereof.

                 "DEBT" means Funded Debt and Current Debt.

                 "ENVIRONMENTAL PROTECTION LAW" means any federal, state, county, regional or local law, statute, or regulation (including, without limitation, CERCLA, RCRA and SARA) enacted in connection with or relating to the protection or regulation of the environment, including, without limitation, those laws, statutes, and regulations regulating the disposal, removal, production, storing, refining, handling, transferring, processing, or transporting of Hazardous Substances, and any regulations, issued or promulgated in connection with such statutes by any Governmental Authority and any orders, decrees or judgments issued by any court of competent jurisdiction in connection with any of the foregoing.

         As used in this definition,

                          "CERCLA" means the Comprehensive Environmental
                 Response, Compensation, and Liability Act of 1980, as amended from time to time (by SARA or otherwise), and all rules and regulations promulgated in connection therewith;

                          "Hazardous Substances" has the meaning assigned to
                 such term in 42 U.S.C. Section 9601(14), as amended from time to time.

                          "RCRA" means the Resource Conservation and Recovery
                 Act of 1976, as amended from time to time, and any rules and regulations issued in connection therewith; and

                          "SARA" means the Superfund Amendments and
                 Reauthorization Act of 1986, as amended from time to time, and all rules and regulations promulgated in connection therewith.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                 "ERISA AFFILIATE" means any corporation or trade or business that

                          (i) is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the IRC) as the Company or

                          (ii) is under common control (within the meaning of Section 414(c) of the IRC) with the Company.

                 "EVENT OF DEFAULT" means any of the events specified in paragraph 7A of this Agreement, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "DEFAULT" means any of such events, whether or not any such requirement has been satisfied.

                 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

                 "FAIR MARKET VALUE" means, at any time with respect to any Property, the sale value of such Property that would be realized in an arm's-length sale at such time between an informed and willing buyer, and an informed and willing seller, under no compulsion to buy or sell, respectively.

                 "FOREIGN PENSION PLAN" -- means any plan, fund or other similar program:

                          (a) established or maintained outside of the United States of America by any one or more of the Company or the Restricted Subsidiaries primarily for the benefit of the employees (substantially all of whom are aliens not residing in the United States of America) of the Company or such Restricted Subsidiaries, which plan, fund or other similar program provides for retirement income for such employees or results in a deferral of income for such employees in contemplation of retirement; and

                          (b)     not otherwise subject to ERISA.

                 "FUNDED DEBT" means, with respect to any Person, all obligations for money borrowed of such Person which, in accordance with generally accepted accounting principles, would be included in determining long-term liabilities as shown on the balance sheet of such Person, except that there shall be included as Funded Debt:

                          (i) any such obligations which, although payable within one (1) year, constitute payments required to be made on account of principal of Debt expressed to mature more than one (1) year from the creation thereof,

                          (ii) with respect to a determination of Funded Debt of the Company or any Restricted Subsidiary during the twenty (20) day period referred to in paragraph 61 of this Agreement, all Debt, if any, that would constitute Consolidated Current Debt in the absence of clause (ii) of the proviso to the definition of Consolidated Current Debt in this paragraph 10 (including, without limitation, Debt, if any, outstanding under the Revolving Credit Agreement) outstanding during such period, and

                          (iii) for purposes of determining the character, as Current Debt or Funded Debt, of the excess, if any, of "Outstanding Credits" over the "Borrowing Base" as provided in the definition of "Revolving Credit Agreement" in this paragraph 10, loans, and reimbursement obligations in respect of letters of credit issued, under the Revolving Credit Agreement to the extent, but only to the extent, that such loans and obligations are due more than one (1) year after the incurrence thereof, and there shall be excluded:

                          (a) obligations in respect of leases other than Capitalized Lease Obligations; and

                          (b)     except as provided in the foregoing clauses
                 (ii) and (iii), obligations outstanding under the Revolving Credit Agreement.

                 "GOVERNMENTAL AUTHORITY" means the government of the United States of America, any state or any other political subdivision thereof and any entity exercising executive or administrative functions of or pertaining to any such government.

                 "GUARANTOR" has the meaning assigned to such term in paragraph 3H of this Agreement.

                 "INSTITUTIONAL INVESTOR" each Person purchasing a Note and listed on Annex 1 to this Agreement, each of such Persons' subsidiaries and affiliates, and any banking institution, insurance company, pension fund, investment company, trust fund, nonprofit institution or other similar institutional investor.

                 "IRC" means the Internal Revenue Code of 1986, as amended from time to time, and all rules and regulations promulgated thereunder.

                 "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

                 "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess of

                          (i) the Discounted Value of the Called Principal of such Note over

                          (ii) the sum of such Called Principal plus interest accrued thereon subsequent to the most recent scheduled interest payment date to (including interest due on) the Settlement Date with respect to such Called Principal.

         The Make-Whole Amount shall in no event be less than zero.

         As used in this definition,

                          "Called Principal" means, with respect to any Note,
                 the principal of such Note that is to be prepaid pursuant to paragraph 4B or paragraph 4E of this Agreement or is declared due and payable pursuant to paragraph 7A of this Agreement, as the case may be.

                          "Discounted Value" means, with respect to the Called
                 Principal of any Note, the amount calculated by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on a semiannual basis) equal to the Reinvestment Yield with respect to such Called Principal.

                          "Reinvestment Yield" means, with respect to the
                 Called Principal of any Note,

                                  (i) the yield to maturity implied by the Treasury Constant Maturity Series yields reported (for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal) in Federal Reserve Statistical Release H.15(519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the remaining weighted average life to final maturity (calculated in accordance with accepted financial practice) of such Called Principal as of such Settlement Date, plus

                                  (ii)     fifty (50) basis points.

                 Such implied yield shall be determined

                                  (a)      by calculating the remaining
                          weighted average life to final maturity of such Called Principal rounded to the nearest quarter-year and

                                  (b)      if necessary, by interpolating
                          linearly between Treasury Constant Maturity Series yields.

                          "Remaining Scheduled Payments" means, with respect to
                 the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

                          "Settlement Date" means, with respect to the Called
                 Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4B or paragraph 4E of this Agreement or is declared due and payable pursuant to paragraph 7A of this Agreement, as the case may be.

                 "MARGIN STOCK" has the meaning assigned to such term in paragraph 8I of this Agreement.

                 "MULTIEMPLOYER PLAN" means any "multiemployer plan" (as such term is defined in section 3(37) of ERISA) in respect of which the Company or any ERISA Affiliate is an "employer" (as such term is defined in section 3 of ERISA).

                 "1991 NOTE AGREEMENT" means those certain separate Note Agreements, each dated as of June 15, 1991, by and among the Company and each of the purchasers listed on Annex 1 thereto.

                 "NOTE DOCUMENTS" has the meaning assigned to such term in paragraph 11L of this Agreement.

                 "NOTES" has the meaning assigned to such term in paragraph 1 of this Agreement.

                 "OFFER NOTICE" has the meaning assigned to such term in paragraph 4E of this Agreement.

                 "OTHER NOTE AGREEMENTS" has the meaning assigned to such term in paragraph 2B of this Agreement.

                 "OTHER PURCHASERS" has the meaning assigned to such term in paragraph 2B of this Agreement.

                 "PBGC" means the Pension Benefit Guaranty Corporation, and its successors and assigns.

                 "PENSION PLAN" means any "employee pension benefit plan" (as such term is defined in section 3 of ERISA) maintained by the Company or any ERISA Affiliate for employees of the Company or such ERISA Affiliate, excluding any Multiemployer Plan, but including, without limitation, any Multiple Employer Pension Plan.

                 As used in this definition,

                          "Multiple Employer Pension Plan" means any employee
                 benefit plan within the meaning of Section 3(3) of ERISA (other than a Multiemployer Plan), subject to Title IV of ERISA, to which the Company or any ERISA Affiliate and an employer (as such term is defined in Section 3 of ERISA) other than an ERISA Affiliate or the Company, contribute.

                 "PERSON" means an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                 "PRO FORMA CONSOLIDATED INTEREST EXPENSE" for any period of four (4) consecutive fiscal quarters of the Company means all interest payable with respect to such period on, or with respect to, Consolidated Funded Debt and Consolidated Current Debt (including, without limitation, the Notes), assuming

                          (i) that the rate of interest in effect for floating rate Debt shall at all times be the rate of interest in effect on the first day of such period, and

                          (ii) that such Consolidated Funded Debt and Consolidated Current Debt shall not be prepaid prior to their respective regularly scheduled maturity dates.

                 "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

                 "REQUIRED HOLDERS" means the holder or holders of more than fifty percent (50%) of the aggregate principal amount of the Notes from time to time outstanding.

                 "RESPONSIBLE OFFICER" means each of the Chairman of the Board of Directors, the President, any Vice President and the Treasurer of the Company.

                 "RESTRICTED INVESTMENT" means all investments, made in cash or by delivery of Property, by the Company and the Restricted Subsidiaries in any Person, whether by acquisition of stock, indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, (the foregoing items being herein called "Investments"), except the following:

                          (i) Investments in one or more Restricted Subsidiaries or any corporation which concurrently with such Investment becomes a Restricted Subsidiary;

                          (ii) Investments in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

                          (iii)   Investments in bankers' acceptances,
                 certificates of deposit, time deposits or repurchase agreements maturing within one (1) year of the date of acquisition thereof and issued or accepted by any bank, trust company, savings bank or savings and loan association organized under the laws of the United States of America, any state thereof or the District of Columbia having combined capital, surplus and undivided profits of at least One Hundred Million Dollars ($100,000,000) and outstanding Debt rated Aa2 or higher by Moody's Investors Service, Inc. or AA or higher by Standard & Poor's Corporation;

                          (iv) Investments in commercial paper rated in one of the two highest rating categories by Moody's Investors Service, Inc. or by Standard & Poor's Corporation and maturing not more than Two Hundred Seventy (270) days from the date of creation thereof;

                          (v) Investments in money market mutual funds that invest solely in so-called "money market" instruments maturing not more than one year after the acquisition thereof, which funds are managed by Persons having, or who are members of holding companies having, capital and surplus in excess of One Hundred Million Dollars ($100,000,000);

                          (vi) Investments in variable rate tax exempt bonds, notes or funds given either of the two highest ratings by Moody's Investors Service, Inc. or Standard & Poor's Corporation, or if payment thereunder may be made by drawing on letters of credit issued by banks with outstanding Debt securities having one of such ratings, so long as the Investments in such bonds, notes or funds mature within one
                 (1) year of the date of acquisition thereof;

                          (vii) Investments in fixed income Securities rated "A" or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation so long as such Securities mature within one (1) year of the date of acquisition thereof;

                          (viii) Investments in money market preferred stocks of any corporation that are to be re-auctioned within one (1) year of the date of acquisition thereof and with either of the two highest ratings by Moody's Investors Service, Inc. or Standard & Poor's Corporation;

                          (ix) Investments consisting of loans and advances of up to Six Million Dollars ($6,000,000) at any time outstanding, to Montana Refining Company, A Limited Partnership, a Montana limited partnership, for working capital purposes; and

                          (x) Investments consisting of loans and advances to Unrestricted Subsidiaries for working capital purposes, provided that

                                  (a) at the time of such loan or advance, and after giving effect thereto, the aggregate outstanding amount of such loans and advances to each such Unrestricted Subsidiary are secured by its inventory having a Fair Market Value and its other Current Assets having a net book value, at the time of the loan or advance (determined in each case as of the end of the month most recently ended for which the Company has available for its internal use financial statements of such Unrestricted Subsidiary, but in no event more than fifty (50) days prior to the date of such loan or advance), in an aggregate amount at least equal to the aggregate outstanding principal amount of such loans and advances, and

                                  (b)      such Unrestricted Subsidiary is
                          engaged in the refining, transportation, marketing, processing, exploration or production of petroleum products.

         Investments shall be valued at cost less any return of capital through the sale or liquidation thereof or other return of capital thereon, net of the expenses of any such sale or liquidation or any such return of capital.

                 "RESTRICTED PAYMENT" has the meaning assigned to such term in paragraph 6F of this Agreement.

                 "RESTRICTED SUBSIDIARY" means, at any time, a Subsidiary other than Holly Petroleum, Inc., a Delaware corporation, and Navajo Northern, Inc., a Nevada corporation, in respect of which

                          (i)     at least

                                  (a)      eighty percent (80%) of the Voting
                          Stock of which, except directors qualifying shares and any shares issued to comply with local ownership legal requirements (provided that such directors qualifying shares and other shares shall not represent in excess of three percent (3%) of the outstanding shares of the stock of any class of such Restricted Subsidiary and, after taking such shares into account, the Company shall, directly or indirectly, own a majority of the Voting Stock of such Subsidiary), and

                                  (b)      eighty percent (80%) of all
                          non-voting stock of every other class of which is, at such time, owned by the Company either directly or through other Subsidiaries meeting the requirements of clause (i) and clause (ii) of this definition, and

                          (ii) that has not been designated a Restricted Subsidiary by the Board of Directors in violation of paragraph 6K of this Agreement.

                 "REVOLVING CREDIT AGREEMENT" means, collectively,

                          (i) that certain First Amended and Restated Credit Agreement, dated as of July 23, 1993, among the Company, Navajo Refining Company ("Navajo"), Navajo Holdings, Inc. ("Navajo Holdings"), Navajo Pipeline Co. ("Navajo Pipeline"), Holly Petroleum, Inc. ("Holly Petroleum"), Lea Refining Company ("Lea"), Navajo Western Asphalt Company ("Navajo Western") and Montana Refining Company, A Limited Partnership ("Montana"), and NationsBank of Texas, N.A. ("NationsBank"), Banque Paribas ("Banque Paribas"), The First National Bank of Boston ("Bank of Boston"), The First National Bank of Nova Scotia ("Bank of Nova Scotia," together with NationsBank, Banque Paribas and Bank of Boston, the "Lenders") and NationsBank as agent for the Lenders, as amended by that certain First Amendment to First Amended and Restated Credit Agreement, dated as of April 7,1994, by and among the Company, Navajo, Holly, Holly Petroleum, Navajo Pipeline, Navajo Holdings, Lea, Navajo Western, Montana, Navajo Crude Oil Marketing Company ("Navajo Crude"), the Lenders and NationsBank as agent for the Lenders, as further amended by that certain Second Amendment to First Amended and Restated Credit Agreement, dated as of June 13, 1995, by and among the Company, Navajo, Holly, Holly Petroleum, Navajo Pipeline, Navajo Holdings, Lea, Navajo Western, Montana, Navajo Crude, the Lenders and NationsBank as agent for the Lenders, as further amended by that certain Third Amendment to First Amended and Restated Credit Agreement, dated as of November 15,1995, by and among the Company, Navajo, Holly, Holly Petroleum, Navajo Pipeline, Navajo Holdings, Lea, Navajo Western, Montana, Navajo Crude, the Lenders and NationsBank as agent for the Lenders, as the same may be further renewed, extended, increased in amount or otherwise modified or amended from time to time, and

                          (ii) any other agreement in effect at any time (including renewals, extensions, increases in amount and other modifications and amendments thereof) that provides for either or both of the making of loans to, and the issuance of letters of credit for, the account of, the Company, any of its Subsidiaries or Montana:

         provided, that in the case of any agreement described in clause (i) or clause (ii), the sum of

                          (a) the aggregate outstanding principal amount of loans, plus

                          (b) the aggregate amount available to be drawn under all outstanding letters of credit issued thereunder other than Excluded Letters of Credit,

         (collectively, the "Outstanding Credits") does not exceed the inventory valued at Fair Market Value and the other Current Assets valued at net book value (determined in each case as of the month most recently ended for which the Company has financial statements available for its internal use, but in no event more than fifty (50) days beforehand) of the Company and the other Person or Persons to which such loans are made or for the account of which such letters of credit are issued (the "Borrowing Base").

         At any time that the Outstanding Credits exceed the Borrowing Base, such excess shall constitute part of either Consolidated Funded Debt or Consolidated Current Debt, as the case may be, for all purposes hereunder, without giving effect to clause (b) of the definition of "Consolidated Current Debt." Solely for purposes of the preceding sentence, reimbursement obligations under letters of credit, other than Excluded Letters of Credit, shall be deemed to be debt for money borrowed and shall constitute part of either Consolidated Funded Debt or Consolidated Current Debt, as the case may be, without giving effect to clause (b) of the definition of "Consolidated Current Debt."

         As used in this definition,

                          "Excluded Letters of Credit" means letters of credit
                 issued under the Revolving Credit Agreement that were issued in connection with

                                  (i)    the ordinary course purchase of
                          Property to be included in the inventory of the Company or the Restricted Subsidiaries to the extent that

                                         (a)     the Fair Market Value of such
                                  Property purchased in connection with such letter of credit, when such Letter of Credit was issued, equals or exceeds the stated amount of such letter of credit, and

                                         (b)     such Property is not included
                                  in the calculation of Borrowing Base so long as such letter of credit is outstanding, and

                          (ii)    (a)      obligations due to insurance
                 companies or surety companies in connection with insurance and surety and performance bonds purchased in the ordinary course of business of the Company and the Restricted Subsidiaries,

                                  (b)    obligations arising under worker's
                 compensation laws, and

                                  (c) statutory and regulatory obligations incidental to the operation of the business of the Company and the Restricted Subsidiaries,

                 to the extent that the aggregate stated amount of all such Letters of Credit outstanding under this clause (ii) does not exceed Seven Million Five Hundred Thousand Dollars ($7,500,000) at any time.

                 "SALE AND LEASEBACK TRANSACTIONS" means any transaction or series of related transactions in which the Company or a Restricted Subsidiary sells or transfers any of its Property to any Person (other than to the Company or to a Restricted Subsidiary) and concurrently with such sale or transfer, or thereafter, rents or leases such transferred Property or substantially similar Property from any Person.

                 "SEC" means the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission).

                 "SECURITIES ACT" means the Securities Act of 1933, as amended.

                 "SECURITY" means "security" as defined in Section 2(l) of the Securities Act.

                 "SERIES C NOTES" has the meaning specified in paragraph 1 of this Agreement.

                 "SERIES D NOTES" has the meaning specified in paragraph 1 of this Agreement.

                 "SUBSIDIARY" means any corporation organized under the laws of any state of the United States of America which conducts the major portion of its business in and makes the major portion of its sales to Persons located in the United States of America, more than fifty percent (50%) of the Voting Stock of which shall, at the time as of which any determination is being made, be owned by the Company either directly or through Subsidiaries.

                 "SUBSIDIARY GUARANTY" has the meaning assigned to such term in paragraph 3H of this Agreement.

                 "SURVIVING CORPORATION" has the meaning assigned to such term in paragraph 6G of this Agreement.

                 "TRANSFER" has the meaning assigned to such term in paragraph 6D of this Agreement.

                 "TRANSFEREE" means any direct or indirect transferee of all or any part of any Note purchased by you under this Agreement.

                 "UNDERSECURED RESTRICTED SUBSIDIARY FUNDED DEBT" means, at any time and with respect to any Restricted Subsidiary, the aggregate amount of Secured Restricted Subsidiary Funded Debt of such Restricted Subsidiary at such time minus eighty percent

         (80%) of the Fair Market Value (as determined in good faith by the board of directors of such Restricted Subsidiary) of the Property of such Restricted Subsidiary that is subject to Liens securing such Secured Restricted Subsidiary Funded Debt at such time.

         As used in this definition,

                          "Secured Restricted Subsidiary Funded Debt' means,
                 with respect to any Restricted Subsidiary, all Funded Debt of such Restricted Subsidiary other than Unsecured Restricted Subsidiary Funded Debt.

                 "UNRESTRICTED SUBSIDIARY' means Holly Petroleum, Inc., a Delaware corporation, and Navajo Northern, Inc., a Nevada corporation, and any other Subsidiary created or acquired subsequent to the date hereof, other than a Restricted Subsidiary.

                 "UNSECURED RESTRICTED SUBSIDIARY FUNDED DEBT" means, with respect to any Restricted Subsidiary, Funded Debt of such Restricted Subsidiary, the payment and performance obligations in respect of which are not secured by a consensual Lien on any Property of a Restricted Subsidiary.

                 "VOTING STOCK" means, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                 "WHOLLY-OWNED RESTRICTED SUBSIDIARY" means any Restricted Subsidiary all of the capital stock of which, except directors qualifying shares and any shares issued to comply with local ownership legal requirements (provided that such directors qualifying shares and other shares shall not represent in excess of three percent (3%) of the outstanding shares of the stock of any class of such Restricted Subsidiary), is owned, directly or indirectly, by the Company or other wholly-owned Restricted Subsidiaries.

                 "WORKING CAPITAL LOANS" has the meaning assigned to such term in paragraph 6F of this Agreement.

11.      MISCELLANEOUS.

         11A.    Note Payments. The Company agrees that, so long as you shall hold any Note, it will make payments of principal thereof and Make-Whole Amount, if any, and interest thereon, by wire transfer of immediately available funds for credit to your account or accounts as specified in Annex 1 to this Agreement, or such other account or accounts in the United States as you may designate in writing, notwithstanding any contrary provision in this Agreement or in any Note with respect to the place of payment. You agree that, before disposing of any Note, you will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee of any Note purchased by you under this Agreement and which has made the same agreements relating to such Note as you have made in this paragraph 11A.

         11B. EXPENSES. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save each holder of Notes harmless against liability for the payment of, reasonable out-of-pocket expenses that arise in connection with such transactions and consist of

                          (a) stenographic and duplication costs and the reasonable fees and expenses of one special counsel representing all holders of Notes in connection with this Agreement, the transactions contemplated hereby and any subsequent modification of, or consent under, this Agreement proposed by the Company, whether or not such proposed modification is effected or such proposed consent is granted, provided that if, in the reasonable judgment of the holders of a majority in principal amount of either Series of Notes, there is a reasonable possibility of a conflict between the holders of the two series of Notes, the Company's obligation under this paragraph (a) with respect to fees and expenses of counsel shall apply to no more than two special counsels, each of which will represent all holders of a single series of Notes,

                          (b) the costs and expenses (which, in the case of attorney's fees and expenses, shall be limited to those of a single special counsel representing all holders of Notes) incurred by any holder of Notes in enforcing any of its rights under this Agreement or the Notes (including without limitation costs or expenses incurred in any bankruptcy case), provided that if, in the reasonable judgment of the holders of a majority in principal amount of either Series of Notes, there is a reasonable possibility of a conflict between the holders of the two series of Notes, the Company's obligation under this paragraph (b) with respect to fees and expenses of counsel shall apply to no more than two special counsels, each of which will represent all holders of a single series of Notes, provided further that the first parenthetical expression in this paragraph (b) shall not apply in the event of any enforcement of the rights of any holder of Notes under paragraph 7A(c) and each such holder shall be entitled to reimbursement for the reasonable attorneys' fees and expenses of any counsel representing only such holder in connection with any such enforcement,

                          (c) the costs and expenses, including attorneys' fees, incurred by any holder of Notes in complying with any subpoena or any other legal process served upon any holder of Notes in connection with this Agreement or the transactions contemplated hereby or served upon any holder of Notes by reason of its having acquired any Note, provided that such subpoena or other legal process relates to the Company specifically and not primarily to matters involving such holder's investments or other activities (whether of a general nature or as to a particular industry or category of investments), and

                          (d) all fees and expenses payable in connection with the filing in accordance with paragraph 3F of this Agreement of applications with the CUSIP Service Bureau of Standard & Poor's Corporation and the assignment of private placement numbers with respect to same.

The obligations of the Company under this paragraph 11B shall survive transfer by you and payment of any Note.

         11C.    CONSENT TO AMENDMENTS.

                 (i) AMENDMENTS. This Agreement may be amended, and the Company may take any action in this Agreement prohibited, or omit to perform any act in this Agreement required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holders except that, without the written consent of the holders of all Notes at the time outstanding, no amendment to this Agreement shall

                          (a) change the maturity of any Note, or change the principal of, or the rate or time of payment of interest or any Make-Whole Amount payable with respect to any Note, or affect the time, amount or allocation of any required prepayments, or reduce the proportion of the principal amount of the Notes required with respect to any consent,

                          (b) amend the provisions of paragraph 7 of this Agreement, or

                          (c)     amend the provisions of this paragraph 11C.

                 (ii) EFFECT OF AMENDMENTS. Each holder of any Note at any time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights under this Agreement or under any Note shall operate as a waiver of any rights of any holder of such Note. As used in this Agreement and in the Notes, the term "this Agreement" and references to this Agreement mean this Agreement as it may from time to time be amended or supplemented.

         11D.    FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST NOTES.

                 (i) FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES. The Notes are issuable as registered notes without coupons in denominations of Five Hundred Thousand Dollars ($500,000) and any integral multiple of One Thousand Dollars ($1,000) in excess thereof. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue that were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange.

                 (ii) LOST NOTES. Upon receipt of written notice from you or other evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Note held by you and, in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (it being understood that an unsecured indemnity agreement from any holder of Notes listed on Annex 1 or any bank, insurance company, pension fund, investment company or other institutional investor shall be deemed to be reasonably satisfactory to the Company), or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

         11E.    PERSONS DEEMED OWNERS.  Prior to due presentment for
registration of transfer, the Company may treat the Person in whose name any
Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and Make-Whole Amount, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary.

         11F.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES.  All
representations and warranties contained in this Agreement or made in writing by the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes and transfer by you and payment of any Note, regardless of any investigation made by you or on your behalf. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter of this Agreement.

         11G.    SUCCESSORS AND ASSIGNS.  All covenants and other agreements in this Agreement contained by or on behalf of either of the parties to this Agreement shall bind and inure to the benefit of the respective successors and assigns of the parties to this Agreement (including, without limitation, Transferees of any Note purchased by you under this Agreement) whether so expressed or not.

         11H.    NOTICES.  All written communications provided for under this
Agreement shall be sent by certified or registered mail (or its equivalent) or nationwide overnight delivery service (with charges prepaid) and

                 (i) if to you, addressed to you at the address specified for such communications in Annex 1 to this Agreement, or at such other address as you shall have specified to the Company in writing,

                 (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note that shall have so specified an address to the Company, and

                 (iii) if to the Company, addressed to it at 100 Crescent Court, Suite 1600, Dallas, Texas, 75201, Attention: Treasurer, or at such other address as the Company shall have specified to the holder of each Note in writing.

         11I.   DESCRIPTIVE HEADINGS.  The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         11J. SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to you, the determination of such satisfaction shall be made by you in your sole and exclusive judgment exercised in good faith.

         11K.  GOVERNING LAW; SUBMISSION TO JURISDICTION.

                 (i) GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN. THIS AGREEMENT MAY NOT BE CHANGED ORALLY, BUT (SUBJECT TO THE PROVISIONS OF PARAGRAPH 11C OF THIS AGREEMENT) ONLY BY AN AGREEMENT IN WRITING SIGNED BY THE PARTY AGAINST WHOM ENFORCEMENT OF ANY WAIVER, CHANGE, MODIFICATION OR DISCHARGE IS SOUGHT.

                 (ii) JURISDICTION. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK, OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER NOTE AGREEMENTS, AND THE COMPANY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT.

         11L.    LIMITATION ON INTEREST. The Company and you intend to contract in strict compliance with applicable usury laws from time to time in effect.
In furtherance thereof, the Company and you stipulate and agree that none of the terms and provisions contained in this Agreement, the Notes, the Subsidiary Guaranty or any other document or instrument executed in connection herewith or therewith (this Agreement, the Notes, the Subsidiary Guaranty and all such other documents and instruments being herein referred to collectively as the "Note Documents") shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged under applicable law from time to time in effect. Neither the Company, the Guarantors nor any other present or future guarantor, endorser or other Person hereafter becoming liable for payment of any obligation under any Note Document shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this paragraph 11L shall control over all other provisions of the Note Documents that may be in conflict or apparent conflict herewith. You expressly disavow any intention to charge or collect unearned interest in the event the maturity of any Note held by you is accelerated or in the event that any Note held by you is purchased by the Company. If

                 (i) the maturity of any Note held by you is accelerated for any reason,

                 (ii) any Note held by you is prepaid or purchased by the Company and as a result any amount held to constitute interest is determined to be in excess of the legal maximum, or

                 (iii) you shall otherwise collect monies that are determined to constitute interest that would otherwise increase the interest on any or all of the obligations under the Note Documents to an amount in excess of that permitted to be charged by applicable law then in effect, then all such sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal balance of the Notes held by you or, at your option, promptly returned to the payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable law, the Company and you shall, to the greatest extent permitted under applicable law,

                                  (I)      characterize any non-principal
                          payment as an expense, fee or Make-Whole Amount rather than as interest,

                                  (II)     exclude voluntary prepayments and
                          the effects thereof, and

                                  (III)    amortize, prorate, allocate and
                          spread the total amount of interest throughout the entire contemplated term of the Notes held by you in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable law in order lawfully to charge the maximum amount of interest permitted under applicable law.

         11M.    DISCLOSURE TO OTHER PERSONS.  You agree to use your best
efforts to hold in confidence and not disclose any written information delivered or made available by or on behalf of the Company or any Subsidiary to you (including without limitation any non-public information obtained pursuant to paragraph 5A or paragraph 5B of this Agreement) in connection with or pursuant to this Agreement that is clearly marked or labeled as being confidential information, other than information

                 (i) that was publicly known or otherwise known to you, at the time of disclosure (except pursuant to disclosure in connection with this Agreement),

                 (ii) that subsequently becomes publicly known through no act or omission by you,

                 (iii) that otherwise becomes known to you, other than through disclosure by the Company, or

                 (iv) that has been in your possession for a period of more than five (5) years from the date on which such information originally was furnished to you by the Company unless the Company shall have requested you in writing, at least thirty (30) days prior to the end of such five (5) year period, to maintain the confidentiality of such information, and provided that nothing in this Agreement shall prevent the holder of any Note from delivering copies of any financial statements and other documents delivered to such holder, or from disclosing any other information disclosed to such holder, by or on behalf of the Company or any Subsidiary in connection with or pursuant to this Agreement, to,

                          (a) the directors, officers, employees, agents and professional consultants (including, without limitation, auditors and attorneys) of such holder and such holder's affiliates,

                          (b)     any other holder of any Note,

                          (c) any Institutional Investor to which such holder offers to sell such Note or any part thereof, provided that such Institutional Investor agrees in writing to be bound by the provisions of this paragraph 11M,

                          (d) any Institutional Investor to which such holder sells or offers to sell a participation in all or any part of such Note, provided that such Institutional Investor agrees in writing to be bound by the provisions of this paragraph 11M,

                          (e) any federal, state, provincial, municipal or other regulatory authority having jurisdiction over such holder,

                          (f) the National Association of Insurance Commissioners or any similar organization, their successors or any nationally recognized rating agency, or

                          (g) any other Person to which such delivery or disclosure may be necessary or appropriate

                                  (I)      in compliance with any law, rule,
                          regulation or order applicable to such holder,

                                  (II) in response to any subpoena or other legal process,

                                  (III) in connection with any litigation to which such holder is a party (including, without limitation, in connection with enforcement of its rights hereunder), or

                                  (IV)     in order to correct any false or
                          misleading information which may become public concerning such holder's relationship to the Company or the transactions contemplated hereby, provided, that in each case such holder shall have given prompt notice to the Company, prior to any such delivery or disclosure to such other Person, of the circumstances giving rise to the necessity therefor.

         11N.    COUNTERPARTS.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.


   [Remainder of page intentionally blank.  Next page is signature page.]

         If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart of this Agreement and returning such counterpart to the Company, whereupon this Agreement shall become binding between us in accordance with its terms.


                                        Very truly yours,

                                        HOLLY CORPORATION

                                        By:    /s/ HENRY A. TEICHHOLZ
                                            --------------------------------
                                        Name:  Henry A. Teichholz
                                        Title: Vice President, Treasurer
                                               and Controller

Accepted:

JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY


By:  /s/ EUGENE X. HODGE
     -----------------------------------
     Eugene X. Hodge
     Investment Officer





                     [NOTE AGREEMENT of HOLLY CORPORATION]

                                    ANNEX 1
                          INFORMATION AS TO PURCHASER


=============================================================================================================================
PURCHASER NAME                               JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY
-----------------------------------------------------------------------------------------------------------------------------
Name in Which Note is Registered             JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY
-----------------------------------------------------------------------------------------------------------------------------
Series; Note Registration Number,            RC-1; $7,500,000
Principal Amount                             RD-1; $6,000,000
-----------------------------------------------------------------------------------------------------------------------------
Payment on Account of Note

         Method                              Federal Funds Wire Transfer

         Account Information                 The First National Bank of Boston
                                             ABA No. 011000390
                                             Boston, Massachusetts 02110
                                             Account of:      John Hancock Mutual Life Insurance Company
                                                              Private Placement Collection Account
                                             Account No.: 541-55417
-----------------------------------------------------------------------------------------------------------------------------
Accompanying Information                     Name of Company:         HOLLY CORPORATION
                                             Description of
                                             Security:                7.62% Series C Senior Notes Due December 15, 2005
                                                                      Series D Senior Notes due December 15, 2005

                                             Security Number:         435758 B@ 5 (Series C)
                                                                      435758 B# 3 (Series D)
                                             Due Date and Application (as among principal, premium and interest) of the payment being made:
-----------------------------------------------------------------------------------------------------------------------------
Address for Notices Related to Payments      John Hancock Mutual Life Insurance Company
                                             John Hancock Place
                                             200 Clarendon Street
                                             Boston, MA 02117
                                             Attention: Securities Account Division T-10
-----------------------------------------------------------------------------------------------------------------------------
Address for All other Notices                John Hancock Mutual Life Insurance Company
                                             John Hancock Place
                                             200 Clarendon Street
                                             Boston, MA 02117
                                             Attention: Bond and Corporate Finance Dept. T-57
-----------------------------------------------------------------------------------------------------------------------------
Instructions re Delivery of Notes            Law Department of Purchaser
-----------------------------------------------------------------------------------------------------------------------------
Signature Block                              JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

                                             By
                                                ------------------------
                                                     Name:
                                                     Title:
-----------------------------------------------------------------------------------------------------------------------------
Tax Identification Number                    04-1414660
=============================================================================================================================


                                   Annex 1-1

=============================================================================================================================
PURCHASER NAME                               JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY (GBSA)
-----------------------------------------------------------------------------------------------------------------------------
Name in Which Note is Registered             JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY
-----------------------------------------------------------------------------------------------------------------------------
Series; Note Registration Number,            RC-2; $5,500,000
Principal Amount                             RD-2; $12,000,000
-----------------------------------------------------------------------------------------------------------------------------
Payment on Account of Note

         Method                              Federal Funds Wire Transfer

         Account Information                 The First National Bank of Boston
                                             ABA No. 011000390
                                             Boston, Massachusetts 02110
                                             Account of:      John Hancock Mutual Life Insurance Company
                                                              Private Placement Collection Account
                                             Account No.: 541-55417
-----------------------------------------------------------------------------------------------------------------------------
Accompanying Information                     Name of Company:         HOLLY CORPORATION
                                             Description of
                                             Security:                7.62% Series C Senior Notes Due December 15, 2005
                                                                      Series D Senior Notes due December 15, 2005

                                             Security Number:         435758 B@ 5 (Series C)
                                                                      435758 B# 3 (Series D)

                                             Due Date and Application (as among principal, premium and interest) of the payment being made:
-----------------------------------------------------------------------------------------------------------------------------
Address for Notices Related to Payments      John Hancock Mutual Life Insurance Company
                                             John Hancock Place
                                             200 Clarendon Street
                                             Boston, MA 02117
                                             Attention: Securities Account Division T-10
-----------------------------------------------------------------------------------------------------------------------------
Address for All other Notices                John Hancock Mutual Life Insurance Company
                                             John Hancock Place
                                             200 Clarendon Street
                                             Boston, MA 02117
                                             Attention: Bond and Corporate Finance Dept. T-57
-----------------------------------------------------------------------------------------------------------------------------
Instructions re Delivery of Notes            Law Department of Purchaser
-----------------------------------------------------------------------------------------------------------------------------
Signature Block                              JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

                                             By
                                                ------------------------
                                                     Name:
                                                     Title:
-----------------------------------------------------------------------------------------------------------------------------
Tax Identification Number                    04-1414660
=============================================================================================================================


                                   Annex 1-2

=============================================================================================================================
PURCHASER NAME                               JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY (JHVLICO)
-----------------------------------------------------------------------------------------------------------------------------
Name in Which Note is Registered             JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY
-----------------------------------------------------------------------------------------------------------------------------
Series; Note Registration Number,            RC-3; $2,000,000
Principal Amount                             RD-3; $2,000,000
-----------------------------------------------------------------------------------------------------------------------------
Payment on Account of Note

         Method                              Federal Funds Wire Transfer

         Account Information                 The First National Bank of Boston
                                             ABA No. 011000390
                                             Boston, Massachusetts 02110
                                             Account of:      John Hancock Mutual Life Insurance Company
                                                              Private Placement Collection Account
                                             Account No.: 541-55417
-----------------------------------------------------------------------------------------------------------------------------
Accompanying Information                     Name of Company:         HOLLY CORPORATION
                                             Description of
                                             Security:                7.62% Series C Senior Notes Due December 15, 2005
                                                                      Series D Senior Notes due December 15, 2005

                                             Security Number:         435758 B@ 5 (Series C)
                                                                      435758 B# 3 (Series D)

                                             Due Date and Application (as among principal, premium and interest) of the payment being made:
-----------------------------------------------------------------------------------------------------------------------------
Address for Notices Related to Payments      John Hancock Mutual Life Insurance Company
                                             John Hancock Place
                                             200 Clarendon Street
                                             Boston, MA 02117
                                             Attention: Securities Account Division T-10
-----------------------------------------------------------------------------------------------------------------------------
Address for All other Notices                John Hancock Mutual Life Insurance Company
                                             John Hancock Place
                                             200 Clarendon Street
                                             Boston, MA 02117
                                             Attention: Bond and Corporate Finance Dept. T-57
-----------------------------------------------------------------------------------------------------------------------------
Instructions re Delivery of Notes            Law Department of Purchaser
-----------------------------------------------------------------------------------------------------------------------------
Signature Block                              JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                                             By
                                                ------------------------
                                                     Name:
                                                     Title:
-----------------------------------------------------------------------------------------------------------------------------
Tax Identification Number                    04-1414016
=============================================================================================================================


                                   Annex 1-3

=============================================================================================================================
PURCHASER NAME                               ALEXANDER HAMILTON LIFE INSURANCE COMPANY OF AMERICA
-----------------------------------------------------------------------------------------------------------------------------
Name in Which Note is Registered             ALEXANDER HAMILTON LIFE INSURANCE COMPANY OF AMERICA
-----------------------------------------------------------------------------------------------------------------------------
Series; Note Registration Number,            RC-4; $15,000,000
Principal Amount
-----------------------------------------------------------------------------------------------------------------------------
Payment on Account of Note

         Method                              Federal Funds Wire Transfer

         Account Information                 Bank of NYC/CTR/BBK-IOC565
                                             Institutional Custody Dept.
                                             ABA No. 021 000 018
                                             For credit to Alexander Hamilton Life Insurance Company
                                             Account No.: 186101
-----------------------------------------------------------------------------------------------------------------------------
Accompanying Information                     Name of Company:         HOLLY CORPORATION
                                             Description of
                                             Security:                7.62% Series C Senior Notes Due December 15, 2005

                                             Security Number:         435758 B@ 5
                                             Due Date and Application (as among principal, premium and interest) of the payment being made:
-----------------------------------------------------------------------------------------------------------------------------
Address for Notices Related to Payments      Bank of New York
                                             Institutional Custody Administration
                                             One Wall Street - 26th Floor
                                             New York, New York 10286
                                             Attn: Tony Martini
                                             Fax: (212) 635-8844

                                             with a copy to:

                                             Alexander Hamilton Life Insurance Company of America
                                             P.O. Box 21008
                                             Greensboro, N.C. 27420
                                             Attn: Securities Administration - 3630
-----------------------------------------------------------------------------------------------------------------------------
Address for All other Notices                Alexander Hamilton Life Insurance Company of America
                                             P.O. Box 21008
                                             Greensboro, N.C. 27420
                                             Attn: Securities Administration - 3630
                                             Fax: (910) 691-3025
=============================================================================================================================


                                   Annex 1-4

=============================================================================================================================
PURCHASER NAME                               ALEXANDER HAMILTON LIFE INSURANCE COMPANY OF AMERICA
-----------------------------------------------------------------------------------------------------------------------------
Instructions re Delivery of Notes            Bank of New York
                                             One Wall Street
                                             3rd Floor, Window A
                                             New York, New York 10286
                                             For credit to Alexander Hamilton Life
                                             Account No.: 186101

                                             with a copy to:

                                             Alexander Hamilton Life Insurance Company of America
                                             P.O. Box 21008
                                             Greensboro, N.C. 27420
                                             Attn: Securities Administration - 3630
-----------------------------------------------------------------------------------------------------------------------------
Signature Block                              ALEXANDER HAMILTON LIFE INSURANCE COMPANY OF AMERICA

                                             By
                                                ------------------------
                                                     Name:
                                                     Title:
-----------------------------------------------------------------------------------------------------------------------------
Tax Identification Number                    56-1311063
=============================================================================================================================


                                   Annex 1-5

=============================================================================================================================
PURCHASER NAME                             THE PENN MUTUAL LIFE INSURANCE COMPANY
-----------------------------------------------------------------------------------------------------------------------------
Name in Which Note is Registered           THE PENN MUTUAL LIFE INSURANCE COMPANY
-----------------------------------------------------------------------------------------------------------------------------
Series; Note Registration Number,          RC-5; $5,000,000
Principal Amount
-----------------------------------------------------------------------------------------------------------------------------
Payment on Account of Note

         Method                            Federal Funds Wire Transfer

         Account Information               Bankers Trust Company
                                           ABA #02100-1033
                                           16 Wall Street
                                           New York, NY 10005
                                           Attn: Insurance Unit, Private Placements 01419540
                                           For credit to the account of: The Penn Mutual Life Insurance Company
                                           A/C #092497
-----------------------------------------------------------------------------------------------------------------------------
Accompanying Information                   Name of company:          HOLLY CORPORATION
                                           Description of
                                           Security:                 7.62% Series C Senior Notes Due December 15, 2005

                                           Security Number:          435758 B@ 5
                                           Due Date and Application (as among principal, premium and interest) of the payment being made:
-----------------------------------------------------------------------------------------------------------------------------
Address for Notices Related to Payments    The Penn Mutual Life Insurance Company
                                           Independence Square
                                           530 Walnut Street, Mailstop C1B
                                           Philadelphia, PA 19172
                                           Attn:    Barbara B. Henderson
                                                    Assistant Vice President

                                           Tel: (215) 956-8514
                                           Fax: (215) 672-2760

                                           By Courier:

                                           The Penn Mutual Life Insurance Company
                                           600 Dresher Road, Mailstop C1B
                                           Horsham, PA 19044
                                           Attn:    Barbara B. Henderson
                                                    Assistant Vice President

                                           Tel: (215) 956-8514
                                           Fax: (215) 672-2760
=============================================================================================================================




                                   Annex 1-6

=============================================================================================================================
PURCHASER NAME                             THE PENN MUTUAL LIFE INSURANCE COMPANY
-----------------------------------------------------------------------------------------------------------------------------
Address for All other Notices              The Penn Mutual Life Insurance Company
                                           Independence Square
                                           530 Walnut Street, Mailstop C1B
                                           Philadelphia, PA 19172
                                           Attn:    Barbara B. Henderson
                                                    Assistant Vice President

                                           Tel: (215) 956-8514
                                           Fax: (215) 672-2760

                                           By Courier:

                                           The Penn Mutual Life Insurance Company
                                           600 Dresher Road, Mailstop C1B
                                           Horsham, PA 19044
                                           Attn:    Barbara B. Henderson
                                                    Assistant Vice President

                                           Tel: (215) 956-8514
                                           Fax: (215) 672-2760
-----------------------------------------------------------------------------------------------------------------------------
Instructions re Delivery of Notes          Law Department of Purchaser
-----------------------------------------------------------------------------------------------------------------------------
Signature Block                            THE PENN MUTUAL LIFE INSURANCE COMPANY

                                           By
                                              ------------------------
                                                    Name:
                                                    Title:
-----------------------------------------------------------------------------------------------------------------------------
Tax Identification Number                  23-0952300
=============================================================================================================================


                                   Annex 1-7

=============================================================================================================================
PURCHASER NAME                               AIG LIFE INSURANCE COMPANY
-----------------------------------------------------------------------------------------------------------------------------
Name in Which Note is Registered             AIG LIFE INSURANCE COMPANY
-----------------------------------------------------------------------------------------------------------------------------
Series; Note Registration Number,            RC-6; $4,000,000
Principal Amount
-----------------------------------------------------------------------------------------------------------------------------
Payment on Account of Note

         Method                              Federal Funds Wire Transfer

         Account Information                 Federal Reserve Bank of New York
                                             A/C Fiduciary TR NYC
                                             ABA #0260-0792-2
                                             For credit to the account of: AIG Life Insurance Company
                                             Account No.: 440526903
                                             Attn: Ed Abad
                                             Tel: (212) 313-2632
-----------------------------------------------------------------------------------------------------------------------------
Accompanying Information                     Name of Company:         HOLLY CORPORATION
                                             Description of
                                             Security:                7.62% Series C Senior Notes Due December 15, 2005

                                             Security Number:         435758 B@5
                                             Due Date and Application (as among principal, premium and interest) of the payment being made:
-----------------------------------------------------------------------------------------------------------------------------
Address for Notices Related to Payments      AIG Life Insurance Company
                                             c/o AIG Investment Advisers, Inc.
                                             One Chase Manhattan Plaza
                                             57th Floor
                                             New York, NY 10005
                                             Attn: Cash Settlement Administration
-----------------------------------------------------------------------------------------------------------------------------
Address for All other Notices                AIG Life Insurance Company
                                             c/o AIG Investment Advisers, Inc.
                                             One Chase Manhattan Plaza
                                             57th Floor
                                             New York, NY 10005
                                             Attn: Cash Settlement Administration
=============================================================================================================================




                                   Annex 1-8

=============================================================================================================================
PURCHASER NAME                               AIG LIFE INSURANCE COMPANY
-----------------------------------------------------------------------------------------------------------------------------
Instructions re Delivery of Notes            Fiduciary Trust Company of New York
                                             Two World Trade Center
                                             97th Floor- Securities Window
                                             New York, NY 10048
                                             Attn: Ed Abad
                                             Tel: (212) 313-2632
                                             For credit to AIG Life Insurance Company
                                             Account No.: 440526903

                                             With a copy to:

                                             AIG Life Insurance Company
                                             c/o AIG Investment Advisers, Inc.
                                             One Chase Manhattan Plaza
                                             57th Floor
                                             New York, NY 10005
                                             Attn: Cash Settlement Administration
-----------------------------------------------------------------------------------------------------------------------------
Signature Block                              AIG LIFE INSURANCE COMPANY

                                             By
                                                ------------------------
                                                     Name:
                                                     Title:
-----------------------------------------------------------------------------------------------------------------------------
Tax Identification Number                    25-1118523
=============================================================================================================================


                                   Annex 1-9

=============================================================================================================================
PURCHASER NAME                               PAN-AMERICAN LIFE INSURANCE COMPANY
-----------------------------------------------------------------------------------------------------------------------------
Name in Which Note is Registered             PAN-AMERICAN LIFE INSURANCE COMPANY
-----------------------------------------------------------------------------------------------------------------------------
Series; Note Registration Number,            RD-4; $1,000,000
Principal Amount
-----------------------------------------------------------------------------------------------------------------------------
Payment on Account of Note

         Method                              Federal Funds Wire Transfer

         Account Information                 First National Bank of Commerce
                                             ABA no. 065000029
                                             210 Baronne Street
                                             New Orleans, LA 70112
                                             Account of:      Pan-American Life Insurance Company
                                             Account No.: 1100-29496
-----------------------------------------------------------------------------------------------------------------------------
Accompanying Information                     Name of company:         HOLLY CORPORATION
                                             Description of
                                             Security:                Series D Senior Notes due December 15, 2005

                                             Security Number:         435758 B# 3
                                             Due Date and Application (as among principal, premium and interest) of the payment being made:
-----------------------------------------------------------------------------------------------------------------------------
Address for Notices Related to Payments      Pan-American Life Insurance Company
                                             601 Poydras Street
                                             New Orleans, LA 70130
                                             Attention: Bond & Stock Accounting - 28th Floor
-----------------------------------------------------------------------------------------------------------------------------
Address for All other Notices                Pan-American Life Insurance Company
                                             601 Poydras Street
                                             New Orleans, LA 70130
                                             Attention: Bond & Stock Accounting - 28th Floor
-----------------------------------------------------------------------------------------------------------------------------
Instructions re Delivery of Notes            Marylyn Andree - 28th Floor
                                             Pan-American Life Insurance Company
                                             601 Poydras Street
                                             New Orleans, LA 70130
-----------------------------------------------------------------------------------------------------------------------------
Signature Block                              PAN-AMERICAN LIFE INSURANCE COMPANY

                                             By
                                                ------------------------
                                                     Name:
                                                     Title:
-----------------------------------------------------------------------------------------------------------------------------
Tax Identification Number                    72-0281240
=============================================================================================================================


                                   Annex 1-10

                                    ANNEX 2
                              PAYMENT INSTRUCTIONS

All proceeds of the sale of the Notes to be sent by wire transfer to Account No. 125-261-642-4 of Holly Corporation at NationsBank of Texas, N.A. (ABA No. 1110-0001-2), 901 Main Street, Dallas, Texas 75202 (contact at the Bank:
Michelle Jones, 214-508-1205).


                                   Annex 2-1

                                    ANNEX 3

                           INFORMATION AS TO COMPANY

8C.      ACTIONS PENDING.

         None.

8D.      OUTSTANDING DEBT.

         None except:

         1. Miscellaneous Restricted Subsidiary secured Funded Debt in the aggregate principal amount of approximately $40,000.

         2. Joint and several liability Debt of this Company and Navajo Refining Company for the account of the Company or Navajo Refining Company in the form of a $300,000 promissory note evidencing the contingent reimbursement obligation in respect of letters of credit issued from time to time by The First National Bank of Artesia.

         3. Debt of the Company, Navajo Refining Company, Holly Petroleum, Inc., Navajo Pipeline Co., Navajo Holdings, Inc., Lea Refining Company, Navajo Western Asphalt Company, Montana Refining Company, a Partnership, and Navajo Crude Oil Marketing Company under that certain First Amended and Restated Credit Agreement, dated as of July 23, 1993, as amended (the "Existing Revolving Credit Agreement"), with NationsBank of Texas, N.A. ("NationsBank"), certain other banks and NationsBank, as agent for the banks. There are no current borrowings outstanding, only letters of credit.

8G.      RESTRICTIVE AGREEMENTS AND OTHER MATTERS.

         None except:

         1.      the Existing Revolving Credit Agreement.

         2.      the 1991 Note Agreement.

8J.      ERISA.

         1. The ERISA Affiliates of the Company are: Navajo Refining Company, Montana Refining Company, A Partnership, Navajo Corp., Holly Petroleum, Inc., Black Eagle, Inc., Navajo Holdings, Inc., Navajo Pipeline Company, Navajo Crude Oil Marketing Company, Lorefco, Inc., Lea Refining Company, Navajo Northern, Inc., Navajo Western Asphalt Company and Navajo Crude Oil Purchasing, Inc.

         2. The "employee benefit plans" to which the Company or any "affiliate" of the Company is a "party-in-interest" or in respect of which the Notes could constitute an "employer security" are (a) the employee pension benefit plans consisting of the Holly Retirement Plan, the Thrift Plan for Employees of Holly Corporation, Its Affiliates and Subsidiaries, the Thrift Plan for Union Employees of Holly Corporation, Its Affiliates and Subsidiaries, the Holly Corporation Employee Stock Ownership Plan and (b) the employee welfare benefit plans listed below:

                 Holly Corporation Salaried Group Medical & Dental Plan Prescription Drug Plan - Hourly & Salaried
                 The Navajo Refining Company Hourly Employees Association
                 Holly Corporation Long Term Disability Plan - Hourly & Salaried Navajo Refining Company - Hourly & Salary Basic Life, Dep.
                   Life & AD&D
                 Voluntary Group Universal Life Plan - Hourly and Salaried
                 Holly Corporation Voluntary AD&D Plan with Aircraft Rider -
                   Hourly & Salaried
                 Occupational Accident Plan - Hourly & Salaried
                 Medical (a plan of Montana Refining Company)
                 Occupational Accident (a plan of Montana Refining Company)

                                                                      EXHIBIT A1
                             FORM OF SERIES C NOTE
                               HOLLY CORPORATION

               7.62% SERIES C SENIOR NOTE DUE DECEMBER 15, 2005

No.                                                         [Place of Execution]
   ------
$                                                                       , 19
 ------------                                               ------------    ---
PPN: 435758 B@ 5

         HOLLY CORPORATION (the "Company"), a Delaware corporation, for value received, hereby promises to pay to ____________________ or registered assigns the principal sum of ____________________ DOLLARS ($____________) on December
15, 2005 and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance thereof from the date of this Note at the rate of seven and sixty-two one-hundredths percent (7.62%) per annum, semi-annually on the fifteenth (15th) day of each June and December in each year, commencing on the later of June 15, 1996 or the payment date next succeeding the date hereof, until the principal amount hereof shall become due and payable; and to pay on demand interest on any overdue principal (including any overdue prepayment of principal) and Make-Whole Amount, if any, and (to the extent permitted by applicable law) on any overdue installment of interest, at a rate equal to the higher of (a) nine and sixty-two one-hundredths percent (9.62%) per annum, or (b) the lesser of (i) the maximum rate permitted by applicable law, or (ii) the sum of (A) two percent (2%) per annum plus (B) the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate. In no event shall the Company be required to pay any amounts as interest or Make-Whole Amount hereunder in an amount or at a rate exceeding the maximum rate permitted by law.

         Payments of principal, Make-Whole Amount, if any, and interest shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts to the registered holder hereof at the address shown in the register maintained by the Company for such purpose, in the manner provided in the Note Agreement (defined below).

         This Note is one of an issue of Series C Notes of the Company issued in an aggregate principal amount limited to $39,000,000 pursuant to separate Note Agreements (collectively, the "Note Agreement"), each dated as of November 15, 1995, between the Company and, respectively, each of the purchasers listed on Annex 1 to the Note Agreement and is entitled to the benefits thereof. Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Note Agreement. As provided in the Note Agreement, this Note is subject to prepayment, in whole or in part, in certain cases without a Make-Whole Amount and in other cases with a Make-Whole Amount. The Company agrees to make required prepayments on account of such Notes in accordance with the provisions of the Note Agreement.

         This Note is a registered Note and is transferable only by surrender thereof at the principal office of the Company as specified in the Note Agreement, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing.





                                  EXHIBIT A1-1

         Under certain circumstances, as specified in the Note Agreement, the principal of this Note (together with any applicable Make-Whole Amount) may be declared due and payable in the manner and with the effect provided in the Note Agreement.

         THIS NOTE AND THE NOTE AGREEMENT ARE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, INTERNAL NEW YORK LAW.

                                        HOLLY CORPORATION

                                        By:
                                           -------------------------------------
                                           Name:

                                           Title:





                                  EXHIBIT A1-2

                                                                      EXHIBIT A2
                             FORM OF SERIES D NOTE
                               HOLLY CORPORATION

                   SERIES D SENIOR NOTE DUE DECEMBER 15, 2005


No.                                                         [Place of Execution]
   ------
$                                                                       , 19
 ------------                                               ------------    ---
PPN: 435758 B# 3


        HOLLY CORPORATION (the "Company"), a Delaware corporation, for value
received, hereby promises to pay to             or registered assigns the
principal sum of           DOLLARS ($       ) on December 15, 2005 and to pay
interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance thereof from the date of this Note at the rate set forth in the table below during the periods set forth in the table below:

================================================================================
         PERIOD                                              INTEREST RATE
--------------------------------------------------------------------------------
         Closing Date through June 14, 1996                     10.160%
--------------------------------------------------------------------------------
         June 15, 1996 through June 14, 1997                     9.770%
--------------------------------------------------------------------------------
         June 15, 1997 through June 14, 1998                     9.380%
--------------------------------------------------------------------------------
         June 15, 1998 through June 14, 1999                     8.990%
--------------------------------------------------------------------------------
         June 15, 1999 through December 14, 1999                 8.600%
--------------------------------------------------------------------------------
         December 15, 1999 through June 14, 2000                 8.730%
--------------------------------------------------------------------------------
         June 15, 2000 through December 14, 2000                 8.275%
--------------------------------------------------------------------------------
         December 15, 2000 through June 14, 2001                 8.366%
--------------------------------------------------------------------------------
         June 15, 2001 through December 14, 2005                 7.820%
================================================================================

payable semi-annually on the 15th day of each June and December in each year commencing on the later of June 15, 1996 or the interest payment date next succeeding the date hereof, until the principal amount hereof shall be due and payable; and to pay on demand interest on any overdue principal (including any overdue prepayment of principal) and Make-Whole Amount, if any, and (to the extent permitted by applicable law) on any overdue installment of interest, at a rate equal to the higher of

                 (a)      the sum of

                          (i)     two percent (2%) per annum plus

                          (ii) the rate of interest applicable thereto at the time such additional interest first became payable as set forth in the table above, or





                                  EXHIBIT A2-1

                 (b)      the lesser of

                          (i) the maximum rate permitted by applicable law, and

                          (ii)    the sum of

                                  (A)      two percent (2%) per annum plus

                                  (B)      the rate of interest publicly
                          announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate.

In no event shall the Company be required to pay any amounts as interest or Make-Whole Amount hereunder in an amount or at a rate exceeding the maximum rate permitted by law.

         Payments of principal, Make-Whole Amount, if any, and interest shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts to the registered holder hereof at the address shown in the register maintained by the Company for such purpose, in the manner provided in the Note Agreement (defined below).

         This Note is one of an issue of Series D Notes of the Company issued in an aggregate principal amount limited to $21,000,000 pursuant to separate Note Agreements (collectively, the "Note Agreement"), each dated as of November 15, 1995, between the Company and, respectively, each of the purchasers listed on Annex 1 to the Note Agreement, and is entitled to the benefits thereof. Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Note Agreement. As provided in the Note Agreement, this Note is subject to prepayment, in whole or in part, in certain cases without a Make-Whole Amount and in other cases with a Make-Whole Amount. The Company agrees to make required prepayments on account of such Notes in accordance with the provisions of the Note Agreement.

         This Note is a registered Note and is transferable only by surrender thereof at the principal office of the Company as specified in the Note Agreement, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing.

         Under certain circumstances, as specified in the Note Agreement, the principal of this Note (together with any applicable Make-Whole Amount) may be declared due and payable in the manner and with the effect provided in the Note Agreement.





                                  EXHIBIT A2-2

         THIS NOTE AND THE NOTE AGREEMENT ARE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, INTERNAL NEW YORK LAW.

                                        HOLLY CORPORATION


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:





                                  EXHIBIT A2-3

                                                                      EXHIBIT B1

                  FORM OF PURCHASER'S SPECIAL COUNSEL OPINION

                         [Letterhead of Hebb & Gitlin]


                                            [Closing Date]

To the Persons Listed on
Annex 1 attached hereto

       Re: Holly Corporation (the "Company")

Ladies and Gentlemen:

         Reference is made to the separate Note Agreements dated as of November 15, 1995 (collectively, the "Note Agreement") between the Company and each of the purchasers listed on Annex 1 thereto (the "Purchasers"), which provide, among other things, for the issuance and sale by the Company of (x) its 7.62% Series C Senior Notes due December 15, 2005, in the aggregate principal amount of $39,000,000, and (y) its Series D Senior Notes due December 15, 2005, in the aggregate principal amount of $21,000,000. The capitalized terms used herein and not defined herein have the meanings assigned to them by or pursuant to the terms of the Note Agreement.

         We have acted as special counsel to the Purchasers in connection with the transactions contemplated by the Note Agreement. This opinion is delivered to you pursuant to paragraph 3A of the Note Agreement. In acting as such counsel, we have examined:

                 (a)      executed counterparts of the Note Agreement;

                 (b) the Company's 7.62% Series C Senior Notes due December 15, 2005 and the Company's Series D Senior Notes due December 15, 2005, in each case executed by the Company, dated the date hereof, and in the form, principal amount, and with the registration numbers set forth on Annex 1 to the Note Agreement (the "Notes");

                 (c) a certified copy of the certificate of incorporation of the Company;

                 (d) a certificate of the officers of the Company, substantially in the form attached to the Note Agreement as Exhibit C;

                 (e) a certificate of the [Assistant] Secretary of the Company, substantially in the form attached to the Note Agreement as Exhibit D1;





                                  EXHIBIT B1-1

                 (f) a letter, dated November 21, 1995 to Hebb & Gitlin and Baker & Botts, L.L.P. from CS First Boston Corporation making certain representations with respect to the manner in which the Notes were offered (the "Offeree Letter");

                 (g) the opinions of Baker & Botts, L.L.P., counsel to the Company, and Christopher L. Cella, Esq., General Counsel of the Company, each dated the date hereof; and

                 (h) originals, or copies certified or otherwise identified to our satisfaction, of such other documents, records, instruments and certificates of public officials as we have deemed necessary or appropriate to enable us to render this opinion.

         In rendering our opinion, we have relied, to the extent we deem necessary and proper, on:

                 (a) warranties and representations contained in the Note Agreement as to factual matters;

                 (b)      the Offeree Letter; and

                 (c) said opinions of Baker & Botts, L.L.P. and Christopher L. Cella, Esq., with respect to all questions governed by either Delaware law or Texas law, and with respect to all questions concerning the due incorporation and good standing of, and the authorization, execution and delivery of instruments by, the Company (except that we have made an independent examination of a certified copy of the Restated Certificate of Incorporation of the Company, and the certificate of the [Assistant] Secretary of the Company referred to above setting forth its bylaws and corporate resolutions authorizing its participation in the transactions contemplated by the Note Agreement); based on such investigation as we have deemed appropriate, said opinions are satisfactory in form and scope to us and in our opinion the Purchasers and we are justified in relying thereon.

         Based on the foregoing, we are of the following opinions:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware.

         2. The Company has all requisite corporate power and authority to execute and deliver the Note Agreement, to issue and sell the Notes, and to perform its obligations set forth in each of the Note Agreement and the Notes.

         3. Each of the Note Agreement and the Notes has been duly authorized by all necessary corporate action on the part of the Company, has been executed and delivered by duly authorized officers of the Company, and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         4. The execution and delivery of the Note Agreement and the Notes, and the issue and sale of the Notes, by the Company and the performance by the Company of its obligations thereunder will not conflict with, result in a breach of any provision of, constitute a default under,





                                  EXHIBIT B1-2
or result in the creation or imposition of any Lien upon any of its Properties pursuant to, the Restated Certificate of Incorporation or By-Laws of the Company.

         5. Under existing law, the offering, issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Agreement and the Notes are exempt from the registration requirements of the Securities Act of 1933, as amended, and no qualification of an indenture with respect to the Notes under the Trust Indenture Act of 1939, as amended, is required in connection with such transactions.

         6. Neither the issuance of the Notes nor the intended use of the proceeds of the financing (as set forth in paragraph 81 of the Note Agreement) will violate Regulations G, T or X of the Federal Reserve Board.

         All opinions herein contained with respect to the enforceability of documents and instruments are qualified to the extent that:

                 (a) the availability of equitable remedies, including without limitation, specific enforcement and injunctive relief, is subject to the discretion of the court before which any proceedings therefor may be brought; and

                 (b) the enforceability of certain terms provided in the Note Agreement and the Notes may be limited by

                          (i) applicable bankruptcy, reorganization, arrangement, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally as at the time in effect,

                          (ii)    general principles of equity and the
                 discretion of a court in granting equitable remedies (whether enforceability is considered in a proceeding at law or in equity), and

                          (iii) common law or statutory requirements with respect to commercial reasonableness.

         We are admitted to the Bar in the State of New York. We express no opinion as to the law of any jurisdiction other than the law of such state and United States federal law. Baker & Botts, L.L.P. and Christopher L. Cella, Esq. may rely on this opinion for the sole purpose of rendering their respective opinions to be rendered pursuant to paragraph 3B of the Note Agreement.

                                               Very truly yours,





                                  EXHIBIT B1-3

                                    ANNEX 1

                                   ADDRESSEES

 John Hancock Mutual Life Insurance Company
 John Hancock Place
 200 Clarendon Street
 Boston, MA 02117

 John Hancock Variable Life Insurance Company
 John Hancock Place
 200 Clarendon Street
 Boston, MA 02117

 Alexander Hamilton Life Insurance Company of America
 P.O. Box 21008
 Greensboro, N.C. 27420

 The Penn Mutual Life Insurance Company
 Independence Square
 530 Walnut Street, Mailstop C1B
 Philadelphia, PA 19172

 AIG Life Insurance Company
 c/o  AIG Investment Advisers, Inc.
 One Chase Manhattan Plaza
 57th Floor
 New York, NY 10005

 Pan-American Life Insurance Company
 601 Poydras Street
 New Orleans, LA 70130





                                  EXHIBIT B1-4

                                                                      EXHIBIT B2

                   FORM OF COMPANY'S OUTSIDE COUNSEL OPINION

                     [Letterhead of Baker & Botts, L.L.P.]

To the Persons listed on
Annex 1 hereto

         Re:     Holly Corporation (the "Company")

Ladies and Gentlemen:

         Reference is made to the separate Note Agreements, each dated as of November 15, 1995 (collectively, the "Note Agreement"), between the Company and each of the purchasers listed on Annex 1 thereto (the "Purchasers"), which provide, among other things, for the issuance and sale by the Company on the date hereof of (x) its 7.62% Series C Senior Notes due December 15, 2005, in the aggregate principal amount of $39,000,000, and (y) its Series D Senior Notes due December 15, 2005, in the aggregate principal amount of $21,000,000. The capitalized terms used herein and not defined herein have the meanings assigned to them by the terms of the Note Agreement.

         We have acted as special counsel to the Company in connection with the transactions contemplated by the Note Agreement. This opinion is delivered to you pursuant to paragraph 3B(i) of the Note Agreement. As a basis for the opinions hereinafter expressed, we have examined the following documents:

                 (a)      the Note Agreement;

                 (b) the Company's 7.62% Series C Senior Notes due December 15, 2005 and the Company's Series D Senior Notes due December 15, 2005, in each case executed by the Company, dated the date hereof, and in the principal amount and with the registration numbers set forth on Annex 1 to the Note Agreement, and in the form set forth, respectively, on Exhibit A-1 and Exhibit A-2 to the Note Agreement (the "Notes");

                 (c) the Guaranty, dated as of November 15, 1995, executed by the Company's Restricted Subsidiaries, Navajo Refining Company, a Delaware corporation ("Navajo"), Navajo Pipeline Co., a Delaware corporation ("Navajo Pipeline"), Navajo Holdings, Inc., a New Mexico corporation ("Navajo Holdings"), Navajo Western Asphalt Company, a New Mexico corporation ("Navajo Western"), Navajo Crude Oil Marketing Company, a Texas corporation ("Navajo Crude") and Lea Refining Company, a Delaware corporation ("Lea") (Navajo, Navajo Pipeline and Lea are hereinafter sometimes referred to collectively as the "Delaware Guarantors" and individually as the "Delaware Guarantor", and the Delaware Guarantors together with Navajo Holdings, Navajo Crude and Navajo Western are hereinafter sometimes referred to collectively as the "Guarantors" and individually as a "Guarantor") (the "Guaranty"); and





                                  EXHIBIT B2-1

                 (d) a letter to Hebb & Gitlin and Baker & Botts, L.L.P., dated November 21, 1995, from CS First Boston Corporation making certain representations with respect to the manner in which the Notes were offered (the "Offeree Letter").

We have also examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records of the Company, the Delaware Guarantors and Navajo Crude, certificates of officers of the Company, the Delaware Guarantors and Navajo Crude and certificates of public officials as we have considered necessary or appropriate to enable us to render this opinion.

         In rendering our opinion, we have relied upon the Offeree Letter and the warranties and representations contained in the Note Agreement and the above mentioned certificates of public officials and officers of the Company, the Delaware Guarantors and Navajo Crude with respect to the accuracy of the material factual matters contained therein.

         Based upon the foregoing, and subject to the assumptions, qualifications, exceptions and limitations set forth in this opinion, we are of the opinion that:

         1. Each of the Company, the Delaware Guarantors and Navajo Crude is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to carry on its business as presently conducted and to own its Property.

         2. The Company has all requisite corporate power and authority to execute and deliver the Note Agreement, to issue and sell the Notes, and to perform its obligations set forth in each of the Note Agreement and the Notes.

         3. Each of the Delaware Guarantors and Navajo Crude has all requisite corporate power and authority to execute and deliver the Guaranty and to perform its obligations set forth in the Guaranty.

         4. Each of the Note Agreement and the Notes has been duly authorized by all necessary corporate action on the part of the Company and has been executed and delivered by a duly authorized officer of the Company. If, notwithstanding the express choice of law provisions in the Note Agreement and the Notes, the Note Agreement and Notes were to be governed by, and construed in accordance with, the internal laws of the State of Texas, the Note Agreement and Notes would each constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

         5. The Guaranty has been duly authorized by all necessary corporate action on the part of each Delaware Guarantor and of Navajo Crude, respectively, and has been executed and delivered by a duly authorized officer of each Delaware Guarantor and Navajo Crude, respectively, and constitutes a legal, valid and binding obligation of each Delaware Guarantor and of Navajo Crude, enforceable against such Delaware Guarantor and Navajo Crude in accordance with its terms.

         6. The execution and delivery of the Note Agreement and the Notes, and the issue and sale of the Notes, by the Company and the performance by the Company of its obligations





                                  EXHIBIT B2-2
thereunder will not conflict with, result in a breach of any provision of, or result in the creation or imposition of any Lien upon any of its Property or the Property of any Guarantor pursuant to, the certificate of incorporation or bylaws of the Company, or any Delaware Guarantor, or the articles of incorporation or bylaws of Navajo Crude, or any applicable statute, rule or regulation.

         7. The execution and delivery of the Guaranty by the Guarantors and the performance by the Guarantors of their obligations thereunder will not conflict with, result in a breach of any provision of, or result in the creation of any Lien upon any of its Property pursuant to, the certificate of incorporation or bylaws of any Delaware Guarantor or the articles of incorporation or bylaws of Navajo Crude, or any applicable statute, rule or regulation.

         8. The execution and delivery of the Note Agreement and the Notes by the Company do not require any consent, approval or authorization of any Federal or State of Texas governmental authority, or any consent, approval or authorization of any governmental authority pursuant to the Delaware General Corporation Law.

         9. The execution and delivery of the Guaranty by the Guarantors do not require any consent, approval or authorization of any Federal or State of Texas governmental authority, or any consent, approval or authorization of any governmental authority pursuant to the Delaware General Corporation Law.

         10. Under existing law, the offering, issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Agreement and the Notes are exempt from the registration requirements of the Securities Act of 1933, as amended, and no qualification of an indenture is required with respect to the Notes under the Trust Indenture Act of 1939, as amended.

         11. Neither the issuance of the Notes nor the intended use of the proceeds from the sale of the Notes (as set forth in paragraph 8I of the Note Agreement) will violate Regulation G, T or X of the Board of Governors of the Federal Reserve System.

         12.     The Company

                          (a) is not an "investment company" as such term is defined in Section 3(a) of the Investment Company Act of 1940, as amended, and

                          (b) is not a "holding company" or an "affiliate" of a "holding company," or a "subsidiary company" of a "holding company," or a "public utility" as such terms are defined in Section 2(a) of the Public Utility Holding Company Act of 1935, as amended.

         13. The Company is the record owner and, to our knowledge, the beneficial owner of all issued and outstanding shares of common stock of Navajo Corp., a Delaware corporation. All such shares are owned free and clear of any perfected security interest or, to our knowledge, any other Lien.

         14. The Company and Navajo Corp. are the record owners and, to our knowledge, the beneficial owners of 11,500 and 8,500 shares, respectively, of the common stock of Navajo, which shares represent all the issued and outstanding shares of common stock of Navajo. All





                                  EXHIBIT B2-3
such shares are owned free and clear of any perfected security interest or, to our knowledge, any other Lien.

         15. Under Texas choice of law principles, in a properly presented case, the courts of the State of Texas, and the courts of the United States of America sitting in the State of Texas and applying the principles of conflicts of laws applied by the courts of the State of Texas, would give effect to paragraph 11K(i) of the Note Agreement and the paragraph of the Notes which provides that the Note Agreement and the Notes are to be construed and enforced in accordance with the law of the State of New York. For purposes of the foregoing opinion, we have assumed, with your permission and without any independent investigation or inquiry, that the chief executive office of AIG Life Insurance Company, one of the Purchasers under the Note Agreement, is located in the State of New York.

         The foregoing opinions with respect to the enforceability of documents and instruments, and the absence of conflicts with or breaches of provisions of applicable statutes, rules and regulations, are subject to the following additional assumptions, qualifications, limitations and exceptions:

         A. For purposes of our opinion set forth in Paragraph 5 above, we have assumed that the choice of law provision contained in Section 10(a) of the Guaranty would be given effect;

         B. The enforceability of the Note Agreement, the Notes and the Guaranty may be limited by:

                 (i) applicable bankruptcy, reorganization, fraudulent conveyance, arrangement, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally as from time to time in effect, including without limitation, Section 302 of the Delaware General Corporation Law inasmuch as Article Ninth of the Company's Restated Certificate of Incorporation contains the language set forth in Section 102(b) of such Act, and

                 (ii) general principles of equity and the discretion of a court in granting equitable remedies (whether enforceability is considered in a proceeding at law or in equity);

         C. The enforceability of certain of the remedial, waiver and other provisions of the Guaranty may be limited by certain applicable laws (including, without limitation, judicial decisions) which may impair the enforceability thereof; but, in our opinion, such limitations do not render the Guaranty invalid as a whole, and the holders of the Notes may exercise remedies in respect thereof that would normally be available to the holder of a guaranty;

         D. We express no opinion as to the enforceability of the provisions of the Note Agreement, the Notes and the Guaranty requiring the payment of the Make-Whole Amount in the circumstances contemplated by paragraph 4E or paragraph 7A of the Note Agreement; and

         E. We express no opinion concerning paragraph 11K(ii) of the Note Agreement or Section 10(b) of the Guaranty.





                                  EXHIBIT B2-4

         The opinions expressed herein are solely for your benefit in connection with the transactions being consummated today pursuant to the Note Agreement and may not be relied upon by you for any other purpose, or relied upon by any other Person, without, in each instance, our prior written consent.

         The foregoing opinions are limited in all respects to the laws of the State of Texas and the United States of America and the General Corporate Law of the State of Delaware, each as in effect on the date hereof, and no opinion is expressed herein as to any matters governed by the laws of any other jurisdiction.

                               Very truly yours,





                                  EXHIBIT B2-5

                                    ANNEX 1

                                   ADDRESSES

 John Hancock Mutual Life Insurance Company
 John Hancock Place
 200 Clarendon Street
 Boston, MA 02117

 John Hancock Variable Life Insurance Company
 John Hancock Place
 200 Clarendon Street
 Boston, MA 02117

 Alexander Hamilton Life Insurance Company of America
 P.O. Box 21008
 Greensboro, N.C. 27420

 The Penn Mutual Life Insurance Company
 Independence Square
 530 Walnut Street, Mailstop C1B
 Philadelphia, PA 19172

 AIG Life Insurance Company
 c/o AIG Investment Advisers, Inc.
 One Chase Manhattan Plaza
 57th Floor
 New York, NY 10005

 Pan-American Life Insurance Company
 601 Poydras Street
 New Orleans, LA 70130

 Hebb & Gitlin
 One State Street
 Hartford, CT 06103





                                  EXHIBIT B2-6

                                                                      EXHIBIT B3

                   FORM OF COMPANY'S GENERAL COUNSEL OPINION
                       [Letterhead of Holly Corporation]

                                                                  [Closing Date]



To the Persons Listed on
Annex 1 hereto

         Re:  Holly Corporation (the "Company")

Ladies and Gentlemen:

         Reference is made to the separate Note Agreements, each dated as of November 15, 1995 (collectively, the "Note Agreement"), between the Company and each of the purchasers listed on Annex 1 thereto (the "Purchasers"), which provide, among other things, for the issuance and sale by the Company on the date hereof of (x) its 7.62% Series C Senior Notes due December 15, 2005, in the aggregate principal amount of $39,000,000, and (y) its Series D Senior Notes due December 15, 2005, in the aggregate principal amount of $21,000,000. The capitalized terms used herein and not defined herein have the meanings assigned to them by the terms of the Note Agreement.

         I am Vice President and General Counsel of the Company and in that capacity I have acted as legal counsel to the Company in connection with the transactions contemplated by the Note Agreement. This opinion is delivered to you pursuant to paragraph 3B(ii) of the Note Agreement. As a basis for the opinions hereinafter expressed, I have examined the following documents:

                 (a)      the Note Agreement;

                 (b) the Company's 7.62% Series C Senior Notes due December 15, 2005 and the Company's Series D Senior Notes due December 15, 2005, in each case executed by the Company, dated the date hereof, in the principal amount, and with the registration numbers set forth on Annex 1 to the Note Agreement, and in the form set forth, respectively, on Exhibit A-1 and Exhibit A-2 to the Note Agreement (the "Notes"); and

                 (c) the Guaranty, dated as of November 15,1995, executed by the Company's Restricted Subsidiaries, Navajo Refining Company, a Delaware corporation ("Navajo"), Navajo Pipeline Co., a Delaware corporation ("Navajo Pipeline"), Navajo Holdings, Inc., a New Mexico corporation ("Navajo Holdings"), Navajo Western Asphalt Company, a New Mexico corporation ("Navajo Western"), and Navajo Crude Oil Marketing Company, a Texas corporation ("Navajo Crude") and Lea Refining Company, a Delaware corporation ("Lea") (Navajo, Navajo Pipeline and Lea are hereinafter sometimes referred to collectively





                                  EXHIBIT B3-1
          as the "Delaware Guarantors" and individually as a "Delaware Guarantor", and the Delaware Guarantors together with Navajo Holdings, Navajo Crude and Navajo Western are hereinafter sometimes referred to collectively as the "Guarantors" and individually as a "Guarantor") (the "Guaranty").

I have also examined originals, or copies certified or otherwise identified to my satisfaction, of such corporate records of the Company and the Restricted Subsidiaries, certificates of officers of the Company and the Restricted Subsidiaries and certificates of public officials as I have considered necessary or appropriate to enable me to render this opinion.

         In rendering my opinion, I have relied upon the warranties and representations contained in the Note Agreement and the above-mentioned certificates of public officials and officers of the Company and the Restricted Subsidiaries with respect to the accuracy of the material factual matters contained therein.

         Based upon the foregoing, and subject to the assumptions, qualifications, exceptions and limitations set forth in this opinion, I am of the opinion that:

         1. Each of Navajo Holdings and Navajo Western is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Mexico and has all requisite corporate power and authority to carry on its business as presently conducted and to own its Property.

         2. Each of Navajo Holdings and Navajo Western has all requisite corporate power and authority to execute and deliver the Guaranty and to perform its obligations set forth in the Guaranty.

         3. The Guaranty has been duly authorized by all necessary corporate action on the part of each of Navajo Holdings and Navajo Western and has been executed and delivered by a duly authorized officer of Navajo Holdings and Navajo Western, respectively, and constitutes a legal, valid and binding obligation of each of Navajo Holdings and Navajo Western, respectively, enforceable against each of Navajo Holdings and Navajo Western in accordance with its terms.

         4. To my knowledge, no special inquiry having been made, there is no default or existing condition which, with the passage of time or notice, or both, would result in a default by the Company or any Restricted Subsidiary under any material contract, lease or commitment known to me to which any one or more of the Company or any Restricted Subsidiary is a party or by which their respective Properties are bound except where such default would not have a material adverse effect on (a) the ability of the Company to perform its obligations under the Note Agreement and the Notes, or (b) the ability of any Guarantor to perform its obligations under the Guaranty.

         5. The execution and delivery of the Note Agreement and the Notes, and the issue and sale of the Notes, by the Company and the performance by the Company of its obligations thereunder will not (a) conflict with, result in a breach of any provision of, constitute a default under, or result in the creation or imposition of any Lien upon any of its Property or the Property of any Restricted Subsidiary pursuant to the articles or certificate of incorporation or bylaws of





                                  EXHIBIT B3-2
the Company or any Restricted Subsidiary, or (b) to the best of my knowledge, after due inquiry, conflict with, result in a breach of any provision of, constitute a default under, or result in the creation or imposition of any Lien upon any of its Property or the Property of any Restricted Subsidiary pursuant to any agreement or instrument to which the Company or such Restricted Subsidiary is a party or by which their respective Properties are bound.

         6. The execution and delivery of the Guaranty by each Guarantor and the performance by each Guarantor of its obligations thereunder will not
(a) conflict with, result in a breach of any provision of, or result in the creation of any Lien upon any of its Property pursuant to the articles of incorporation or bylaws of Navajo Holdings or Navajo Western, or (b) to the best of my knowledge, after due inquiry, conflict with, result in a breach of any provision of, constitute a default under, or result in the creation or imposition of any Lien upon any Property of any Guarantor pursuant to any agreement or instrument to which any Guarantor is a party or by which its Properties are bound.

         7. To the best of my knowledge, after due inquiry, there is no judgment, order, action, suit, proceeding, inquiry, order or investigation, at law or in equity, before any court or governmental authority, arbitration board or tribunal, pending or threatened against the Company or any one or more of the Restricted Subsidiaries, except for any such judgment, order, action, suit, proceeding, inquiry, order or investigation that (a) does not challenge the validity of the Note Agreement, the Notes or the Guaranty, and (b) would not have a material adverse effect on (i) the ability of the Company to perform its obligations under the Note Agreement and the Notes, or (ii) the ability of any Guarantor to perform its obligations under the Guaranty.

         8. The execution and delivery of the Guaranty by each of Navajo Holdings and Navajo Western do not require any consent, approval or authorization of any governmental authority pursuant to the New Mexico General Corporation Act.

         9. Lorefco, Inc., a Delaware corporation ("Lorefco"), is the record owner and, to my knowledge, the beneficial owner of all of the issued and outstanding shares of common stock of Lea. All such shares are owned free and clear of any perfected security interest or, to my knowledge, any other Lien.

         10. The Company is the record owner and, to my knowledge, the beneficial owner of all of the issued and outstanding shares of common stock of Navajo Holdings. All such shares are owned free and clear of any perfected security interest or, to my knowledge, any other Lien.

         11. Navajo is the record owner and, to my knowledge, the beneficial owner of all of the issued and outstanding shares of common stock of Navajo Western. All such shares are owned free and clear of any perfected security interest or, to my knowledge, any other Lien.

         12. Navajo is the record owner and, to my knowledge, the beneficial owner, of all of the issued and outstanding shares of common stock of Navajo Crude Oil Purchasing Inc., a New Mexico corporation. All such shares are owned free and clear of any perfected security interest or, to my knowledge, any other Lien.





                                  EXHIBIT B3-3

         13. The Company is the record owner and, to my knowledge, the beneficial owner of all of the issued and outstanding shares of common stock of Navajo Crude. All such shares are owned free and clear of any perfected security interest or, to my knowledge, any other Lien.

         14. Navajo is the record owner and, to my knowledge, the beneficial owner of all of the issued and outstanding shares of common stock of Lorefco. All such shares are owned free and clear of any perfected security interest or, to my knowledge, any other Lien.

         15. Navajo Holdings is the record owner and, to my knowledge, the beneficial owner of all of the issued and outstanding shares of common stock of Navajo Pipeline. All such shares are owned free and clear of any perfected security interest or, to my knowledge, any other lien.

         The foregoing opinions with respect to the enforceability of documents and instruments, and the absence of conflicts with or breaches of provisions of applicable statutes, rules and regulations, are subject to the following additional assumptions, qualifications, limitations and exceptions:

                 A. For purposes of my opinion set forth in Paragraph 3 above, I have assumed that the choice of law provision contained in Section 1O(a) of the Guaranty would be given effect;

                 B.       The enforceability of the Guaranty may be limited by:

                          (i) applicable bankruptcy, reorganization, fraudulent conveyance, arrangement, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally as from time to time in effect, and

                          (ii)    general principles of equity and the
                 discretion of a court in granting equitable remedies (whether enforceability is considered in a proceeding at law or in equity);

                 C. The enforceability of certain of the remedial, waiver and other provisions of the Guaranty may be limited by certain applicable laws (including, without limitation, judicial decisions) which may impair the enforceability thereof; but, in my opinion, such limitations do not render the Guaranty invalid as a whole, and the holders of the Notes may exercise remedies in respect thereof that would normally be available to the holder of a guaranty;

                 D. I express no opinion as to the enforceability of the provisions of the Guaranty requiring the payment of the Make-Whole Amount in the circumstances contemplated by paragraph 4E or paragraph 7A of the Note Agreement; and

                 E. I express no opinion concerning Section 1O(b) of the Guaranty.

         The opinions expressed herein are solely for your benefit in connection with the transactions being consummated today pursuant to the Note Agreement and may not be relied upon by you for any other purpose, or relied upon by any other Person, without, in each instance, my prior written consent.





                                  EXHIBIT B3-4

         The foregoing opinions are limited in all respects to the laws of the State of Texas and the United States of America and the General Corporation Act of the State of New Mexico, each as in effect on the date hereof, and no opinion is expressed herein as to any matters governed by the laws of any other jurisdiction.

                                            Sincerely,



                                            Christopher L. Cella
                                            Vice President and General Counsel





                                  EXHIBIT B3-5

                                    ANNEX 1
                                   ADDRESSEES

John Hancock Mutual Life Insurance Company
John Hancock Place
200 Clarendon Street
Boston, MA 02117

John Hancock Variable Life Insurance Company
John Hancock Place
200 Clarendon Street
Boston, MA 02117

Alexander Hamilton Life Insurance Company of America
P.O. Box 21008
Greensboro, N.C. 27420

The Penn Mutual Life Insurance Company
Independence Square
530 Walnut Street, Mailstop C1B
Philadelphia, PA 19172

AIG Life Insurance Company
c/o AIG Investment Advisers, Inc.
One Chase Manhattan Plaza
57th Floor
New York, NY 10005

Pan-American Life Insurance Company
601 Poydras Street
New Orleans, LA 70130

Hebb & Gitlin
One State Street
Hartford, CT 06103





                                  EXHIBIT B3-6

                                                                       EXHIBIT C

                         FORM OF OFFICERS' CERTIFICATE
                  CERTIFICATE OF OFFICERS OF HOLLY CORPORATION

         We, ____________________ and ____________________, each hereby certify that we are, respectively, the ___________________, and the ____________________
of HOLLY CORPORATION, a Delaware corporation (the "Company"), and that, as such, we are authorized to execute and deliver this Certificate in the name and on behalf of the Company, and that:


         1. This certificate is being delivered pursuant to paragraph 3C of the Company's separate Note Agreements (collectively, the "Note Agreement"), each dated as of November 15, 1995, with each of the purchasers listed on Annex 1 thereto (collectively, the "Purchasers"). The terms used in this Certificate and not defined herein shall have the respective meanings ascribed to them in the Note Agreement.

         2. The warranties and representations contained in paragraph 8 of the Note Agreement are (except as affected by transactions contemplated by the Note Agreement) true in all material respects on the date hereof with the same effect as though made on and as of the date hereof.

         3. The Company has performed and complied with all agreements and conditions contained in the Note Agreement that are required to be performed or complied with by the Company before or at the date hereof, and after giving effect to the execution and delivery of the Note Agreement and the Notes, no Default or Event of Default will exist on the date hereof.

         4. _____ is on and as of the date hereof, and at all times subsequent to __________ __, 1995 [date of resolutions] has been, the duly elected, qualified and acting Assistant Secretary of the Company, and the signature appearing on the Certificate of the Assistant Secretary dated the date hereof and delivered to the Purchasers contemporaneously herewith is her genuine signature.





                                  EXHIBIT C-1

         IN WITNESS WHEREOF, we have executed this Certificate in the name and on behalf of the Company as of __________ __, 19__. [Closing Date]


                                      HOLLY CORPORATION


                                      By:
                                           -------------------------------------

                                               Name:

                                      By:
                                           -------------------------------------

                                               Name:





                                  EXHIBIT C-2

                                                                      EXHIBIT D1

                    FORM OF COMPANY SECRETARY'S CERTIFICATE
           CERTIFICATE OF [ASSISTANT] SECRETARY OF HOLLY CORPORATION

         I, ____________________, hereby certify that:

         I am the duly elected, qualified and acting [Assistant] Secretary of HOLLY CORPORATION, a Delaware corporation (the "Company"), and that, as such, I have access to its corporate records and am familiar with the matters herein certified, and I am authorized to execute and deliver this Certificate in the name and on behalf of the Company, and that:

         1. This certificate is being delivered pursuant to paragraph 3C of the Company's separate Note Agreements (collectively, the "Note Agreement"), each dated as of November 15, 1995, with each of the purchasers listed on Annex 1 thereto (collectively, the "Purchasers"). The terms used in this Certificate and not defined herein have the respective meanings ascribed to them in the Note Agreement.

         2. Attached hereto as Attachment A is a true and correct copy of resolutions, and the preamble thereto, adopted by the Executive Committee of the Board of Directors of the Company on __________, 1995, and such resolutions and preamble set forth in Attachment A hereto were duly adopted by said Executive Committee of the Board of Directors and are in full force and effect on and as of the date hereof, not having been amended, altered or repealed, and such resolutions are filed with the records of the Board of Directors.

         3. The documents listed below were executed and delivered by the Company pursuant to and in accordance with the resolutions set forth in Attachment A hereto:

                 (a) the Company's Note Agreement providing for the sale by the Company and the purchase by the Purchasers of the Company's 7.62% Series C Senior Notes due December 15, 2005, and the Company's Series D Senior Notes due December 15, 2005 (the "Notes"); and

                 (b)      the Notes.

         4. Attached hereto as Attachment B is a true, correct and complete copy of the bylaws of the Company as in full force and effect on and as of the date hereof.

         5. Each of the following named persons is on and as of the date hereof, and at all times subsequent to __________ __, 1995 [date of adoption of resolutions] has been a duly elected, qualified and acting officer of the Company holding the office or offices set forth below opposite his name:





                                  EXHIBIT D1-1

 Name                     Office                                  Signature

                 Vice President and General               /s/
                 Counsel                                     ------------------

                 Vice President, Treasurer                /s/
                 and Controller                              ------------------

                 [Assistant] Secretary                    /s/
                                                             ------------------

         6. The signature appearing opposite the name of each such person set forth above is his genuine signature.

         7. There have been no amendments or supplements to or restatements of the Certificate of Incorporation of the Company since __________ __, 19__.

         IN WITNESS WHEREOF, I have hereunto set my hand on ____, 1995. [Closing Date]


                                          HOLLY CORPORATION


                                          --------------------------------------
                                                   [Assistant] Secretary





                                  EXHIBIT D1-2

                                  ATTACHMENT A

                 EXECUTIVE COMMITTEE OF THE BOARD OF DIRECTORS
                               HOLLY CORPORATION
                           UNANIMOUS WRITTEN CONSENT

         The undersigned, being all of the members of the Executive Committee of the Board of Directors of Holly Corporation, a Delaware corporation (the "Company"), do hereby, pursuant to Section 141(f) of the Delaware General Corporation Law, consent to the adoption of the following resolutions without the holding of a meeting, such resolutions to have the same force and effect as if they had been adopted by unanimous vote at a meeting of the Executive Committee of the Board of Directors which was duly called and held and at which all members of the Executive Committee of the Board of Directors of the Company were present and acting throughout:

         WHEREAS, the capitalized terms used herein and not defined herein shall have the meanings assigned to them by or pursuant to the Note Agreement; and

         WHEREAS, this Committee has discussed and considered the transactions contemplated by the form of Note Agreement (together with all exhibits and schedules thereto, the "Note Agreement"), to be entered into separately by the Company and each of the purchasers listed on Annex 1 thereto (together with any affiliate of any thereof, the "Purchasers") pursuant to which the Purchasers will purchase from the Company (a) the aggregate principal amount of $39,000,000 of the Company's 7.62% Series C Senior Notes due December 15, 2005, and (b) the aggregate principal amount of $21,000,000 of the Company's D Senior Notes due December 15, 2005 (collectively, the "Notes") and the respective forms of the Notes.

         WHEREAS, this Committee determines that it is advisable and in the best interest of the Company that the transactions contemplated by the Note Agreement and the Notes be consummated substantially in accordance with their respective provisions;

         NOW THEREFORE, BE IT RESOLVED, that the transactions contemplated by the Note Agreement and the Notes are hereby authorized and approved in each and every respect; and each and every transaction effected or to be effected pursuant to and substantially in accordance with the terms of the Note Agreement and the Notes, including, but not limited to, each specific transaction that is described, authorized and approved in these Resolutions, is hereby authorized and approved in each and every respect;

         RESOLVED, that the Company enter into a Note Agreement with each of the Purchasers or any affiliate thereof; and that each of the Chairman of the Board, the President, any Vice President, the Treasurer and each other officer of the Company (each an "Authorized Officer") is hereby severally authorized to execute and deliver, in the name and on behalf of the Company, each Note Agreement, with such changes therein as shall be approved by the officer executing and delivering the same, such approval to be evidenced conclusively by such execution and delivery;

         RESOLVED, that the Company exchange notes with the Purchasers in the aggregate amount of Twenty-one Million Dollars ($21,000,000) and borrow from the Purchasers the aggregate amount of Thirty-nine Million ($39,000,000) as provided in the Note Agreement, such





                                  EXHIBIT D1-3
indebtedness to be evidenced by the Notes, in the amounts and upon the terms and conditions provided for in the Note Agreement; and that each of the Authorized Officers is hereby severally authorized to execute and deliver the Notes, in the name and on behalf of the Company, with such changes therein as shall be approved by the officer or officers executing and delivering the same, such approval to be evidenced conclusively by such execution and delivery;

         RESOLVED, that the Company enter into all other documents, agreements and instruments contemplated by the Note Agreement and the Notes; and that each of the Authorized Officers is hereby severally authorized to execute and deliver, in the name and on behalf of the Company, such documents, agreements and instruments, with such changes therein as shall be approved by the officer executing and delivering the same, such approval to be evidenced conclusively by such execution and delivery;

         RESOLVED, that this Committee hereby authorizes each of the Authorized Officers, severally, to execute and deliver for and on behalf of the Company the certificates required by the Note Agreement;

         RESOLVED, that the Authorized Officers and any person or persons designated and authorized so to act by any Authorized Officer are hereby each severally authorized, empowered and directed, for and on behalf of the Company, to consummate the transactions contemplated by the Note Agreement and the Notes and to perform as required thereunder;

         RESOLVED, that the Authorized Officers and any person or persons designated and authorized so to act by any Authorized Officer are hereby each severally authorized, in the name and on behalf of the Company, to do and perform or cause to be done and performed, all other acts, to pay or cause to be paid, all related costs and expenses and to execute and deliver or cause to be executed and delivered such other notices, requests, demands, directions, consents, approvals, orders, applications, agreements, instruments, certificates, financing statements, undertakings, supplements, amendments, further assurances or other communications of any kind, under the corporate seal of the Company or otherwise and in the name of and on behalf of the Company or otherwise, as he, she or they may deem necessary, advisable or appropriate to effectuate the purpose and intent of the foregoing Resolutions or to comply with the requirements of the documents, agreements and instruments (including, but not limited to, each Note Agreement and the Notes) approved and authorized by the foregoing Resolutions;

         RESOLVED, that any acts of any Authorized Officer and of any person or persons designated and authorized to act by any Authorized Officer, which acts would have been authorized by the foregoing Resolutions except that such acts were taken prior to the adoption of such Resolutions, are hereby severally ratified, confirmed, approved and adopted as the acts of the Company; and

         RESOLVED, that each of the Secretary and each Assistant Secretary of the Company is hereby severally authorized and empowered to certify to the passage of the foregoing Resolutions.





                                EXHIBIT D1-4

                                  Attachment B

                             Bylaws of the Company


[To be supplied by Company.]





                                EXHIBIT D1-5

                                                                      EXHIBIT D2

                   FORM OF SUBSIDIARY SECRETARY'S CERTIFICATE
               CERTIFICATE OF SECRETARY OF [SUBSIDIARY GUARANTOR]

         I, ____________________, hereby certify that:

         I am the duly elected, qualified and acting Secretary of [SUBSIDIARY GUARANTOR], a __________ corporation (the "Company"), and that, as such, I have access to its corporate records and am familiar with the matters herein certified, and I am authorized to execute and deliver this Certificate in the name and on behalf of the Company, and that:

         1. This certificate is being delivered pursuant to paragraph 3C of those separate Note Agreements (collectively, the "Note Agreement"), each dated as of November 15, 1995, of Holly Corporation, a Delaware corporation ("Holly") with each of the purchasers listed on Annex 1 thereto. The terms used in this Certificate and not defined herein shall have the respective meanings ascribed to them in the Note Agreement.

         2. Attached hereto as Attachment A is a true and correct copy of resolutions and preamble thereto adopted by the Board of Directors of the Company on __________, 1995, and such resolutions and preamble thereto set forth in Attachment A hereto were duly adopted by said Board of Directors and are in full force and effect on and as of the date hereof, not having been amended, altered or repealed, and such resolutions are filed with the records of the Board of Directors.

         3. The Company's Subsidiary Guaranty of the 7.62% Series C Senior Notes due December 15, 2005, and the Series D Senior Notes due December 15, 2005, of Holly, was executed and delivered by the Company pursuant to and in accordance with the resolutions set forth in Attachment A hereto.

         4. Attached hereto as Attachment B is a true, correct and complete copy of the bylaws of the Company as in full force and effect on and as of the date hereof.

         5. Each of the following named persons is on and as of the date hereof, and at all times subsequent to __________, 1995 has been a duly elected, qualified and acting officer of the Company holding the office or offices set forth below opposite his name:

                    [List Only Officers Executing Documents]


Name                              Office                            Signature

                          Vice-President and                /s/
                          [Assistant] Secretary             --------------------

                          Vice President and                /s/
                          Treasurer                         --------------------





                                  EXHIBIT D2-1

         6. The signature appearing opposite the name of each such person set forth above is his or her genuine signature.

         7. There have been no amendments or supplements to or restatements of the Certificate of Incorporation of the Company since __________ __, 19__.

         8. No dissolution proceedings with respect to the Company have been commenced or are imminent.

         IN WITNESS WHEREOF, I have hereunto set my hand as of __________, 1995.


                                        [SUBSIDIARY GUARANTOR]


                                        ----------------------------------------
                                        [Assistant] Secretary





                                  EXHIBIT D2-2

                                  ATTACHMENT A

                           UNANIMOUS WRITTEN CONSENT
                                       OF
                             THE BOARD OF DIRECTORS
                                       OF
                             [SUBSIDIARY GUARANTOR]

         The undersigned, being all of the members of the Board of Directors of Navajo Pipeline Co., a Delaware corporation (the "Company"), do hereby, pursuant to Section 141(f) of the Delaware General Corporation Law, consent to the adoption of the following resolutions without the holding of a meeting, such resolutions to have the same force and effect as if they had been adopted by unanimous vote at a meeting of the Board of Directors which was duly called and held and at which all members of the Board of Directors of the Company were present and acting throughout:

         WHEREAS, capitalized terms used herein and not defined herein shall have the meanings assigned to them by or pursuant to the Note Agreement; and

         WHEREAS, this Board has discussed and considered the transactions contemplated by the form of Note Agreement (together with all exhibits and schedules thereto, the "Note Agreement"), to be entered into separately by Holly Corporation, a Delaware corporation ("Holly") and each of the purchasers listed on Annex 1 thereto (together with any affiliate of any thereof, the "Purchasers") pursuant to which the Purchasers will purchase from Holly (a) the aggregate principal amount of $39,000,000 of the Company's 7.62% Series C Senior Notes due December 15, 2005, and (b) the aggregate principal amount of $21,000,000 of the Company's Series D Senior Notes due December 15, 2005 (collectively, the "Notes") and the respective forms of the Notes and the form of Guaranty to be entered into by the Company in favor of the Purchasers (the "Purchaser Guaranty"); and

         WHEREAS, this Board determines that the Purchaser Guaranty may reasonably be expected to be of material benefit, direct and indirect, to the Company, and it is advisable and in the best interest of the Company that the transactions contemplated by the Note Agreement and the Notes be consummated substantially in accordance with their provisions.

         NOW THEREFORE, BE IT RESOLVED, that the transactions contemplated by the Note Agreement and the Notes are hereby authorized and approved in each and every respect; and each and every transaction effected or to be effected pursuant to and substantially in accordance with the terms of the Note Agreement and the Notes, including, but not limited to, each specific transaction that is described, authorized and approved in these Resolutions, is hereby authorized and approved in each and every respect;

         RESOLVED, that the Company enter into the Purchaser Guaranty and that each of the Chairman of the Board, the President, any Vice President, the Treasurer and each other officer of the Company (each an "Authorized Officer") is hereby severally authorized to execute and deliver, in the name and on behalf of the Company, the Purchaser Guaranty, with such changes





                                  EXHIBIT D2-3
therein as shall be approved by the officer executing and delivering the same, such approval to be evidenced conclusively by such execution and delivery;

         RESOLVED, that the Company enter into all other documents, agreements and instruments contemplated to be entered into by the Company, by the Purchaser Guaranty, the Note Agreement and the Notes; and that each of the Authorized Officers is hereby severally authorized to execute and deliver, in the name and on behalf of the Company, such documents, agreements and instruments, with such changes therein as shall be approved by the officer executing and delivering the same, such approval to be evidenced conclusively by such execution and delivery;

         RESOLVED, that the Authorized Officers and any person or persons designated or authorized to so act by any Authorized Officer are hereby each severally authorized, empowered and directed, for and on behalf of the Company, to consummate the transactions contemplated by the Purchaser Guaranty, the Note Agreement and the Notes and to perform as required thereunder;

         RESOLVED, that the Authorized Officers and any person or persons designated and authorized to so act by any Authorized Officer are hereby each severally authorized, in the name and on behalf of the Company, to do and perform or cause to be done and performed all other acts, to pay or cause to be paid all related costs and expenses and to execute and deliver or cause to be executed and delivered such other notices, requests, demands, directions, consents, approvals, orders, applications, agreements, instruments, certificates, financing statements, undertakings, supplements, amendments, further assurances or other communications of any kind, under the corporate seal of the Company or otherwise and in the name of and on behalf of the Company or otherwise, as he, she or they may deem necessary, advisable or appropriate to effectuate the purpose and intent of the foregoing Resolutions or to comply with the requirements of the documents, agreements and instruments (including but not limited to the Purchaser Guaranty, the Note Agreement and the Notes) approved and authorized by the foregoing Resolutions;

         RESOLVED, that any acts of any Authorized Officer and of any person or persons designated and authorized to act by any Authorized Officer, which acts would have been authorized by the foregoing Resolutions except that such acts were taken prior to the adoption of such Resolutions, are hereby severally ratified, confirmed, approved and adopted as the acts of the Company; and

         RESOLVED, that the Unanimous Written Consent of the Board of Directors of the Company, dated as of __________, 1995, executed by the Board of Directors of the Company is, and shall remain, in full force and effect;

         RESOLVED, that this Consent may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same Consent; and

         RESOLVED, that each of the Secretary and each Assistant Secretary of the Company is hereby severally authorized and empowered to certify to the passage of the foregoing Resolutions.





                                  EXHIBIT D2-4

                                  Attachment B

                             Bylaws of the Company


[To be supplied by Company.]





                                  EXHIBIT D2-5

                                                                       EXHIBIT E

                                FORM OF GUARANTY
                                    GUARANTY

         THIS GUARANTY, dated as of November 15, 1995, made separately by each of the undersigned corporations (together with their successors and assigns, each a "Guarantor" and collectively, the "Guarantors"), in favor of each of the purchasers (together with their successors and assigns, including, without limitation, any holder of a Note (as defined below), each a "Holder" and collectively, the "Holders") listed on Annex 1 to the separate Note Agreements (collectively, as amended from time to time, the "Note Agreement"), dated as of November 15, 1995, between Holly Corporation (the "Company"), a Delaware corporation, and each of the Holders, pursuant to which the Company will issue Thirty-Nine Million Dollars ($39,000,000) in aggregate principal amount of its 7.62% Series C Senior Notes due December 15, 2005 (the "Series C Notes") and Twenty-One Million Dollars ($21,000,000) in aggregate principal amount of its Series D Senior Notes due December 15, 2005 (the "Series D Notes" the Series C Notes and the Series D Notes referred to collectively in this Guaranty as the "Notes"),

                                  WITNESSETH:

         WHEREAS, the Company owns directly, or indirectly through one or more subsidiaries, all of the outstanding shares of stock of each Guarantor; and

         WHEREAS, the Company is contemporaneously with the execution of this Guaranty issuing and selling its Series C Notes and its Series D Notes to the Holders pursuant to the Note Agreement,; and

         WHEREAS, it is a condition precedent to Holders' obligation to purchase the Notes that each Guarantor execute and deliver to the Holders a satisfactory guaranty of obligations of the Company under the Note Agreement and the Notes; and

         WHEREAS, the board of directors of each Guarantor has determined that such Guarantor's execution, delivery and performance of this Guaranty may reasonably be expected to benefit such Guarantor, directly or indirectly, and are in the best interests of such Guarantor;

         NOW, THEREFORE, in consideration of the premises and of Ten Dollars ($10) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Holders to purchase the Notes pursuant to the Note Agreement, each Guarantor hereby agrees with Holders as follows:

1.       DEFINITIONS.

         Reference is hereby made to the Note Agreement for all purposes. All terms used in this Guaranty that are defined in the Note Agreement and not otherwise defined in this Guaranty have the same meanings when used in this Guaranty. As used in this Guaranty, the following terms shall have the following meanings:





                                 EXHIBIT E-1

                 "OBLIGATIONS" means collectively all of the indebtedness, obligations, and undertakings that are guaranteed by Guarantor and described in subsections (a) and (b) of Section 2 hereof.

                 "OBLIGATION DOCUMENTS" means this Guaranty, the Note Agreement, the Notes, all other documents and instruments under, by reason of which, or pursuant to which any or all of the Obligations are evidenced, governed, secured, or otherwise dealt with, heretofore or hereafter delivered.

                 "OBLIGORS" means the Company, the Guarantors, and any other endorsers, guarantors or obligors, primary or secondary, of any or all of the Obligations.

                 "SECURITY" means any rights, properties, or interests of the Holders under the Obligation Documents or otherwise, that provide recourse or other benefits to the Holders in connection with the Obligations or the non-payment or non-performance thereof, including, without limitation, collateral (whether real or personal, tangible or intangible) in which the Holders have rights under or pursuant to any Obligation Documents, guaranties of the payment or performance of any Obligation, bonds, surety agreements, keep-well agreements, letters of credit, rights of subrogation, rights of offset, and rights pursuant to which other claims are subordinated to the Obligations.

2.       GUARANTY.

                 (a) Each Guarantor hereby irrevocably, absolutely, and unconditionally guarantees, jointly and severally, to the Holders the prompt, complete, and full payment when due, and no matter how the same shall become due, of:

                          (i) the Notes, including all principal, all interest thereon and all other sums payable thereunder; and

                          (ii) all other sums payable under the other Obligation Documents, whether for principal, interest, fees, delivery of cash collateral, costs, expenses or otherwise.

                 (b) Each Guarantor, hereby irrevocably, absolutely, and unconditionally guarantees, jointly and severally, to the Holders the prompt, complete and full performance,when due, and no matter how the same shall become due, of all obligations and undertakings of the Company to the Holder under, by reason of, or pursuant to any of the Obligation Documents.

                 (c) If the Company shall for any reason fail to pay any Obligation, as and when such Obligation shall become due and payable, whether at its stated maturity, as a result of the exercise of any power to accelerate, or otherwise, then each Guarantor will, forthwith upon demand by the Required Holders, pay such Obligation in full to the Holders. If the Company shall for any reason fail to perform promptly any Obligation, then Guarantor will, forthwith upon demand by the Required Holders, cause such Obligation to be performed or, if specified by the Required Holders, provide sufficient funds, in such amount and manner as the Required Holders shall in good faith determine,





                                 EXHIBIT E-2
         for the prompt, full and faithful performance of such Obligation by the Required Holders or such other Person as the Required Holders shall designate.

                 (d) If either the Company or any Guarantor fails to pay or perform upon demand any Obligation as described in the immediately preceding subsections (a), (b) or (c), then each Guarantor will incur the additional obligation to pay to the Holders and each Guarantor will forthwith upon demand by the Required Holders pay to the Holders, the amount of any and all expenses, including fees and disbursements of any counsel and of any experts or agents, in each case, retained by the Required Holders on behalf of the Holders that the Holders may incur as a result of such failure, such expenses to be incurred in accordance with paragraph 11B of the Note Agreement.

                 (e) Each Guarantor shall be primarily liable hereunder for the payment and performance of the Obligations, from each other Guarantor.

3.       UNCONDITIONAL GUARANTY.

                 (a) No action that any one or more Holder may take or omit to take in connection with any of the Obligation Documents, any of the Obligations (or any other indebtedness owing by Guarantor to the Holders), or any Security, and no course of dealing of any one or more Holder with any Obligor or any other Person, shall release or diminish any Guarantor's obligations, liabilities, agreements or duties under this Guaranty, affect this Guaranty in any way, or afford any Guarantor any recourse against any Holder, regardless of whether any such action or inaction may increase any risks to or liabilities of the Holders or any Obligor or increase any risk to or diminish any safeguard of any Security. Without limiting the foregoing, each Guarantor hereby expressly agrees that, except as may be provided in the Note Agreement, any Holder may, from time to time, without notice to or the consent of Guarantor:

                          (i) Amend, change or modify, in whole or in part, any one or more of the Obligation Documents and give or refuse to give any waivers or other indulgences with respect thereto;

                          (ii) Neglect, delay, fail, or refuse to take or prosecute any action for the collection or enforcement of any of the Obligations, to foreclose or take or prosecute any action in connection with any Security or Obligation Document, to bring suit against any Obligor or any other Person, or to take any other action concerning the Obligations or the Obligation Documents;

                          (iii) Accelerate, change, rearrange, extend, or renew the time, terms, or manner for payment or performance of any one or more of the Obligations;

                          (iv)    Compromise or settle any unpaid or
                 unperformed Obligation or any other obligation or amount due or owing, or claimed to be due or owing, under any one or more of the Obligation Documents;

                          (v) Take, exchange, amend, eliminate, surrender, release, or subordinate any or all Security for any or all of the Obligations, accept additional





                                 EXHIBIT E-3
                 or substituted Security therefor, and perfect or fail to perfect the Holders' rights in any or all Security;

                          (vi)    Discharge, release, substitute or add
                 Obligors; and

                          (vii) Apply all monies received from Obligors or others, or from any Security for any of the Obligations, as such Holder may determine to be in its best interest, without in any way being required to marshall Security or assets or to apply all or any part of such monies upon any particular Obligations.

                 (b) No action or inaction of any Obligor or any other Person, and no change of law or circumstances, shall release or diminish any Guarantor's obligations, liabilities, agreements, or duties under this Guaranty, affect this Guaranty in any way, or afford any Guarantor any recourse against any Holder. Without limiting the foregoing, the obligations, liabilities, agreements, and duties of each Guarantor under this Guaranty shall not be released, diminished, impaired, reduced, or affected by the occurrence of any of the following from time to time, even if occurring without notice to or without the consent of such Guarantor:

                          (i) Any voluntary or involuntary liquidation, dissolution, sale of all or substantially all assets, marshalling of assets of liabilities, receivership, conservatorship, assignment for the benefit of creditors, insolvency, bankruptcy, reorganization, arrangement, or composition of any Obligor or any other proceedings involving any Obligor or any of the assets of any Obligor under laws for the protection of debtors, or any discharge, impairment, modification, release, or limitation of the liability of, or stay of actions or lien enforcement proceedings against, any Obligor, any properties of any Obligor, or the estate in bankruptcy of any Obligor in the course of or resulting from any such proceedings;

                          (ii) The failure by any Holder or the Required Holders to file or enforce a claim in any proceeding described in the immediately preceding subsection (i) or to take any other action in any proceeding to which any Obligor is a party;

                          (iii) The release by operation of law of any Obligor from any of the Obligations or any other obligations to the Holders;

                          (iv) The invalidity, deficiency, illegality, or unenforceability of any of the Obligations or the Obligation Documents, in whole or in part, any bar by any statute of limitations or other law of recovery on any of the Obligations, or any defense or excuse for failure to perform on account of force majeure, act of God, casualty, impossibility, impracticability, or other defense or excuse whatsoever;

                          (v) The failure of any Obligor or any other Person to sign any guaranty or other instrument or agreement within the contemplation of any Obligor or the Holders;

                          (vi) The fact that any Guarantor may have incurred directly part of the Obligations or is otherwise primarily liable therefor; or





                                 EXHIBIT E-4

                          (vii) Without limiting any of the foregoing, any fact or event (whether or not similar to any of the foregoing) that in the absence of this provision would or might constitute or afford a legal or equitable discharge or release of or defense to a guarantor or surety other than the actual payment and performance by each Guarantor under this Guaranty.

                 (c) The Required Holders may invoke the benefits of this Guaranty before pursuing any remedies against any Obligor or any other Person and before proceeding against any Security now or hereafter existing for the payment or performance of any of the Obligations. The Required Holders may maintain an action against any Guarantor on this Guaranty without joining any other Obligor therein and without bringing separate action against any other Obligor. The obligations of each Guarantor under this Guaranty are not joint, but are separate and distinct from the obligations of each other Guarantor and all other Obligors.

                 (d) If any payment to the Holders by any Obligor is held to constitute a preference or a voidable transfer under applicable state or federal laws, or if for any other reason the Holders are required to refund such payment to the payor thereof or to pay the amount thereof to any other Person, then such payment to the Holders shall not constitute a release of any Guarantor from any liability under this Guaranty, and each Guarantor agrees to pay such amount to the Holders on demand and agrees and acknowledges that this Guaranty shall continue to be effective or shall be reinstated, as the case may be, to the extent of any such payment or payments.

                 (e) This is a continuing guaranty and shall apply to and cover all obligations and renewals and extensions thereof and substitutions therefor from time to time.

4.       WAIVER.

         Each Guarantor hereby waives, with respect to the Obligations, this Guaranty, and the other Obligation Documents:

                 (a) notice of the incurrence of any Obligation by the Company;

                 (b) notice that the Holders, any Obligor, or any other Person has taken or omitted to take any action under any Obligation document or any other agreement or instrument relating thereto or relating to any Obligation;

                 (c) notice of acceptance of this Guaranty and all rights of the Guarantor under Section 34.02 of the Texas Business and Commerce Code;

                 (d) demand, presentment for payment, and notice of demand, dishonor, nonpayment, or nonperformance;

                 (e) notice of intention to accelerate, notice of acceleration, protest, and notice of protest; and

                 (f)      all other notices whatsoever.





                                 EXHIBIT E-5

5.       EXERCISE OF REMEDIES.

         Each Holder and the Required Holders, on behalf of the Holders, as provided in the Note Agreement, shall have the right to enforce, from time to time, in any order and at the sole discretion of the Required Holders's or such Holder, as the case may be, any rights, powers and remedies that the Holders may have under the Obligation Documents or otherwise, including, but not limited to, judicial foreclosure, the exercise of rights of power of sale, the taking of a deed or assignment in lieu of foreclosure, the appointment of a receiver to collect rents, issues and profits, the exercise of remedies against personal property, or the enforcement of any assignment of leases, rentals, oil or gas production, or other properties or rights, whether real or personal, tangible or intangible; and each Guarantor shall be liable to the Holders under this Guaranty for any deficiency resulting from the exercise by any Holder of any such right or remedy even though any rights that such Guarantor may have against the Company or others may be destroyed or diminished by exercise of any such right or remedy. No failure on the part of any Holder or the Required Holders to exercise, and no delay in exercising, any right under this Guaranty or under any other Obligation Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other right. The rights, powers and remedies of each Holder and the Required Holders provided in this Guaranty and in the other Obligation Documents are cumulative and are in addition to, and not exclusive of, any other rights, powers or remedies provided by law or in equity. The rights of each Holder and the Required Holders under this Guaranty are not conditional or contingent on any attempt by any Holder and the Required Holders to exercise any of their rights under any other Obligation Document against any Obligor or any other Person.

6.       SUBROGATION.

         Until all of the Obligations have been paid and performed in full, no Guarantor shall have the right to exercise any right of subrogation with respect hereto (including without limitation any right of subrogation under Section 34.04 of the Texas Business and Commerce Code), and each Guarantor hereby waives any rights to enforce any remedy that such Guarantor may have against the Company and any right to participate in any Security until such time. If any amount shall be paid to any Guarantor on account of any subrogation rights or other remedy or Security at any time when all of the Obligations and all other expenses guaranteed pursuant to this Guaranty shall not have been paid in full, then such amount shall be held in trust for the benefit of the Holders, shall be segregated from the other funds of Guarantor and shall forthwith be paid over to the Holders as collateral for, or then or at any time thereafter applied in whole or in part by the Holders against, all or any portion of the Obligations, whether matured or unmatured, in such order as each Holder shall elect. If Guarantor shall make payment to the Holders of all or any portion of the Obligations and if all of the Obligations shall be finally paid in full, then each Holder will, at each Guarantor's request and expense, execute and deliver to such Guarantor (without recourse, representation or warranty) appropriate documents necessary to evidence the transfer by subrogation to Guarantor of an interest in the Obligations resulting from such payment by such Guarantor.





                                 EXHIBIT E-6

7.       SUCCESSORS AND ASSIGNS.

         No Guarantor's rights or obligations under this Guaranty may be assigned or delegated. This Guaranty shall apply to and inure to the benefit of each Holder and such Holder's successors or assigns, including, without limitation, any subsequent holder of Notes. Without limiting the generality of the immediately preceding sentence, any Holder may assign its rights under this Guaranty or grant a participation in such rights in connection with the assignment of or the granting of a participation in the Obligations.

8.       REPRESENTATIONS AND WARRANTIES.

         Each Guarantor hereby represents and warrants as follows:

                 (a) The recitals at the beginning of this Guaranty are true and correct in all respects as to such Guarantor.

                 (b) The value of the consideration received and to be received by such Guarantor in connection herewith is reasonably worth at least as much as the liability and obligations of such Guarantor under this Guaranty, and the incurrence of such liability and obligations in return for such consideration may reasonably be expected to benefit such Guarantor, directly or indirectly.

                 (c) Such Guarantor is not "insolvent" on the date of the execution and delivery by such Guarantor of this Guaranty (that is, the sum of Guarantor's absolute and contingent liabilities, including the Obligations, does not exceed the Fair Market Value of Guarantor's assets). Such Guarantor's capital is adequate for the businesses in which Guarantor is engaged and intends to be engaged. Such Guarantor has not by this Guaranty incurred, nor does such Guarantor intend to incur or believe that it will incur, debts that will be beyond its ability to pay as such debts mature.

9.       NO ORAL CHANGE.

         No amendment of any provision of this Guaranty shall be effective unless it is in writing and signed by each Guarantor and the Required Holders, and no waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor from this Guaranty, shall be effective unless it is in writing and signed by the Required Holders, and then such waiver or consent shall be effective only in the specific instance and for the specified purpose for which given.

10.      GOVERNING LAW; SUBMISSION TO JURISDICTION.

                 (a) GOVERNING LAW. THIS GUARANTY IS TO BE PERFORMED IN THE STATE OF TEXAS AND SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF SUCH STATE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

                 (b) JURISDICTION. EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS ITSELF TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE OF NEW YORK AND





                                 EXHIBIT E-7

         FEDERAL COURTS OF THE STATE OF NEW YORK AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING RELATING HERETO BY SERVING THE SECRETARY OF STATE OF THE STATE OF TEXAS (OR BY OTHER SERVICE) IN ACCORDANCE WITH ANY APPLICABLE PROVISIONS OF THE TEXAS REVISED CIVIL STATUES, AS AMENDED, GOVERNING SERVICE OF PROCESS UPON FOREIGN CORPORATIONS.

11.      INVALIDITY OF PARTICULAR PROVISION.

         If any term or provision of this Guaranty shall be determined to be illegal or unenforceable, then all other terms and provisions hereof shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

12.      HEADINGS AND REFERENCES.

         The headings used in this Guaranty are for purposes of convenience only and shall not be used in construing the provisions of this Guaranty. The words "this Guaranty," "this instrument," "herein," "hereof," "hereby" and words of similar import refer to this Guaranty as a whole and not to any particular subdivision unless expressly so limited. The word "or" is not exclusive. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires,

13.      TERM.

         This Guaranty shall be irrevocable and shall terminate when all of the Obligations have been completely and finally paid and performed, the Holders have no obligation to make any loans or other advances to the Company, and all obligations and undertakings of the Company under, by reason of, or pursuant to the Obligation Documents have been completely performed, and this Guaranty is thereafter subject to reinstatement as provided in Section 3(d) of this Guaranty. All extensions of credit and financial accommodations heretofore or hereafter made by the Holders to the Company pursuant to the terms of the Note Agreement, the Notes or any amendment or waiver of any provision thereof, shall be conclusively presumed to have been made in acceptance of this Guaranty and in reliance on this Guaranty.

14.      NOTICES.

         Any notice of communication required or permitted under this Guaranty shall be given as provided in the Note Agreement.

15.      LIMITATION ON INTEREST.

         The Holders and each Guarantor intend to contract in strict compliance with applicable usury law from time to time in effect, and the provisions of the Note Agreement limiting the interest for which each Guarantor is obligated are expressly incorporated in this Guaranty by reference.





                                 EXHIBIT E-8

16.      COUNTERPARTS.

         This Guaranty may be executed in any number of counterparts, each of which when so executed shall be deemed to constitute one and the same Guaranty.

17.      ENTIRE AGREEMENT.

         THIS WRITTEN GUARANTY AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

    [REMAINDER OF PAGE INTENTIONALLY BLANK. NEXT PAGE IS SIGNATURE PAGE.]





                                 EXHIBIT E-9

         IN WITNESS WHEREOF, each Guarantor has executed and delivered this Guaranty as of the date first above written.

(provide signature line for each Guarantor)

                                        [NAME OF GUARANTOR]

                                        By
                                          -----------------------------------

                                          Name:

                                          Title:

                         Schedule to Exhibit Number 4.6

         Five other Note Agreements were executed, each substantially identical to Exhibit Number 4.6 except that the Purchasers under the other Note Agreements were as follows:

1.       Alexander Hamilton Life Insurance Company of America

2.       AIG Life Insurance Company

3.       Pan-American Life Insurance Company

4.       The Penn Mutual Life Insurance Company

5.       John Hancock Variable Life Insurance Company

         The Note Agreements did not differ in any other material respect.